SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 3, 2001
(Date of Earliest Event Reported)

PLANETLINK COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31763	58-246623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5040 Rosewell Road, Suite 250, Atlanta, GA		304342
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (404) 781-0777

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to an Agreement and Plan of Merger dated as of July 11, 2001 (the "Agreement")  between Fifth Avenue Acquisition I Corp., a Florida corporation, ("Fifth Avenue" or the "Registrant") and PlanetLink Communications, Inc., a Georgia corporation ("PlanetLink"), Fifth Avenue to merge with and into PlanetLink. Upon the merger, PlanetLink will become the successor reporting company under the Exchange Act. The Agreement was adopted by the unanimous consent of the Board of Directors of Fifth Avenue and PlanetLink.

Pursuant to the Agreement, PlanetLink shall issue .462 shares of its common stock ("PlanetLink Shares") to the Fifth Avenue shareholders in exchange for each of the 1,000,000 issued and outstanding shares of Fifth Avenue common stock ("Fifth Avenue Shares") or a total of  462,732 PlanetLink Shares.

Following the Agreement, PlanetLink, as the successor reporting company, shall have a total of 9,254,643 PlanetLink Shares issued and outstanding.
At the time of the Agreement, Fifth Avenue had no operations or revenues. Reference is made to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the SEC on February 2, 2001 and its Quarterly Reports on Form 10-QSB for the periods ended March 31, 2001, June 30, 2001, and September 30, 2001, filed on May 3, 2001, July 25, 2001 and October 11, 2001, respectively. Fifth Avenue filed the Form 8-K Current Report on August 6, 2001 reporting the Agreement with PlanetLink, which Agreement was filed as an exhibit to the Form 8-K. The Registrant has filed all reports required under the Exchange Act since its registration statement on Form 10-SB/12g became effective.

(b) The following table contains information regarding the shareholder ownership of PlanetLink, as the successor reporting company, of PlanetLink's directors and executive officers and those persons or entities who beneficially own more than 5% of PlanetLink's Shares:

Name	Amount of Stock Beneficially owned(1)	Common Stock Beneficially Owned
Kayode A. Aladesuyi, President, CEO and Chairman 165 West Wieuca Road, Suite 205 Atlanta, GA 30342	5,472,286	60.00%
Laron Butts, Director 110 Stillwood Court Fayetteville, GA 30215	0	0.00%
Leontyne Dunn, Director 3014 Heathgate Court Lawrenceville, GA 30044	50,000	0.55%
Stan Gay, Director 4920 Northway Drive Atlanta, GA 30342	0	0.00%
Robert Walker, Director 782 Vinnings Estates Drive Mableton, GA 30126	50,000(2)	0.55%
Dr. Melvin Williams, Director 95 Collier Road, Suite 4025 Atlanta, GA 30309	100,000	1.10%
Iyabo Onipede, Director 2799 Lawrenceville Hwy, Ste 100 Decatur, GA 30033	12,500	0.13%
Valerie Yvette Wells-Aladesuyi, Secratary, Director 165 West Wieuca Road, Suite 205 Atlanta, GA 30342	500,000	5.48%
Harold Jackson 165 West Wieuca Road, Suite 205 Atlanta, GA 30342	500,000	5.48%
All directors and executive officers (8 persons)	6,159,786	66.55%
(1) Based upon 9,254,643 outstanding PlanetLink Shares as of September 30, 2001, including the 462,732 shares issued to the Fifth Avenue shareholders in connection with the Agreement. (2) JTWROS by Robert Walker and Venice Walker.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The information provided in this current report on Form 8-K below refers to the business and operations of PlanetLink and not to Fifth Avenue unless stated or required by context. As used in this Current Report,  the terms  "we", "us", "our" and "PlanetLink" means PlanetLink Communications, Inc., a Georgia corporation, which shall be the successor reporting company under the Exchange Act.

The primary reason for our entering into the merger agreement with Fifth Avenue was to enable us to become a reporting company under the Exchange Act. As a result of becoming a reporting company under the Exchange Act, we will be obligated to file annual reports with audited financial statements and quarterly reports with financial statements reviewed by our independent public accountant, and other reports required by the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, without limitation, those set forth below under the caption "Risk Factors" and "Certain Factors That May Affect Future Results." PlanetLink and its Directors accept responsibility for the accuracy of the information and disclosure herein as at the date of this filing. No other party makes any representation or warranty, expressed or implied, with respect to the information contained in this amended Form 8-K, or assumes any responsibility for the accuracy or completeness of the information contained herein.

(a) The consideration for the merger of Fifth Avenue with and into PlanetLink shall be represented by the 462,732 PlanetLink Shares issued to the Fifth Avenue shareholders, and their transfer to PlanetLink of their 1,000,000 Fifth Avenue Shares, representing all of the issued and outstanding Fifth Avenue Shares. The Agreement was negotiated between the Registrant and PlanetLink. Prior to the Agreement, Thomas J. Craft, Jr., Richard Rubin and Ivo Heiden were the only officers, directors and shareholders of Fifth Avenue, owning 400,000, 400,000 and 200,000 Fifth Avenue Shares, respectively. The Agreement as a result of "arm's length" negotiations between Fifth Avenue, its shareholders and PlanetLink. Fifth Avenue's directors/officers/shareholders have not engaged any independent third party to evaluate the merits and risks associated with PlanetLink in order to determine whether PlanetLink was a desirable merger candidate. In entering into the Agreement, Fifth Avenue's directors/officers/shareholders used their discretion and what they believe is reasonable business judgment. In addition, they used criteria such as PlanetLink's business operations and the industry in which it operates,  the business potential of PlanetLink, and the benefits of the merger with a growing operating entity that will become the successor reporting company under the Exchange Act.

(b) The business operations conducted by PlanetLink will continue as the successor reporting company, as described below.

Business of Planet Link

PlanetLink Communications, Inc., a development stage company, was incorporated in May 1999 for the purpose of providing international telecommunications and wireless services principally in Georgia. Pursuant to the deregulation of the local telephone market PlanetLink's started to offer local telephone service and emphasized the building of a community-based telecommunications services company that possessed an understanding of the diversity of the domestic communities it served. Beginning at the end of 1999 and during 2000, PlanetLink was confronted with decreasing profit margin in reselling local telephone services and commencing in 2001 we decided to cease selling local telephone service. We have refocused our business model on selling long-distance telephone service, which we believe will yield higher profit margins. At present, we generate revenues primarily by providing the following products and services:
- long-distance telephone services as a re-seller in the Southeastern United States;
- providing television services through our satellite EchoStar dealer operations; and
- providing residential and business Internet access.

On October 1, 1999, we entered into an exclusive agreement with DirecTV, a division of Hughes Electronics, to provide digital satellite television service in the nine southeastern territories of BellSouth. The agreement provided for promotional support from DirecTV as well as co-op dollars to support advertisement campaigns. We launched our DirecTV operations in March 2000, and we believed DirecTV had the potential competitive advantages to be a significant provider of the products and services for our customers. We started expanding our DirecTV sales operation across the Southeastern United States.  In March 2000, we conducted test sales in the Nashville, Tennessee area which indicated a strong demand and the potential effectiveness of our marketing of DirecTV units through independent sales associates. We began recruitment initiatives for sales and marketing associates across the Southeastern United States for our DirecTV satellite service.

In October 2000, in an effort to increase our gross profit margins, we decided to terminate our contract with DirecTV, and we entered into a new distribution agreement with EchoStar Satellite Corporation ("EchoStar"), which agreement is attached hereto as exhibit 10.2 (i). This allowed us to increase our gross profit margins from $243 to $880 per system sold. EchoStar also provides Broadband Internet access through its Satellite systems, which we also offer to our customers.  Our marketing plan provides for adding retail Communication Centers in major malls and high traffic areas throughout the Southeastern United States. PlanetLink's distribution agreement with EchoStar is exclusive for the Southeast region of the United States. See "Description of Properties" below

In December 1999, we created plcnet.net as our Internet access division  to  provide a telecommunication package to our customers and compete with BellSouth telecommunication products and services.

In April 2000, we entered into agreement with Eagle Research, a division of Cox Enterprise, to conduct a market research study in an effort to develop a marketing strategy to market our range of products and services. During the third quarter of 2001, we received the study from Eagle Research and as a result of this market research study, we adjusted our business strategy to focus more on the distribution of satellite related products and services, which industry we believe is at the beginning of its life cycle and therefore provides for high profit margins.

Status of Recent Developments and Public Announcements

At present, we are in the process of finishing the beta testing of our live demo satellite retail units in two major malls in Atlanta. We also opened two additional retail kiosks in October 2001. In addition, we plan to open 26 additional retail kiosk during the year 2002. Two of these additional retail kiosks will be located in the metropolitan area of Atlanta, and 24 retail kiosks will be located in markets in the Southeast of the United States.

Industry Overview

The businesses we operate in are part of the telecommunication industry. The telecommunication industry has become a driving force in the U.S. economy. While our management expects the telecommunication industry to continue to grow and market demand increasing for telecommunication products and services, there can be no assurances regarding the size of such demand or that PlanetLink will be benefit and be selected to provide products and services in response to such demand by consumer and businesses.
The Telecommunications Act of 1996 was passed principally to foster competition in the telecommunications markets. The Telecommunications Act imposes a variety of duties upon the traditional local telephone company providers, which are commonly referred to in the telecommunications industry as incumbent local exchange carriers, or ILECs, including the duty to provide other communications companies with access to their network elements on an unbundled basis at any feasible point, at rates and on terms and conditions that are just, reasonable and nondiscriminatory. The Telecommunications Act also establishes procedures under which the Bell operating companies, also know as traditional local telephone companies, will be allowed to handle long distance calls originating from within their telephone service area and terminating outside their area.

Long Distance Telephone Market. The long Distance Telephone Market has historically been served by public switched telephone networks (PSTN) which operate on dedicated transmission circuits utilizing lines established for that purpose. The Internet, on the other hand, was originally developed to transmit computer data and operates therefore on a different system and is based on a transmission method referred to Internet protocol, or IP. However, technological advances have made it possible for audio and video signals such as pictures to be transmitted over the Internet using IP. These advances have established the Internet as a powerful communications medium because of its versatility and cost. A user only pays for the cost of a local telephone call, which connects into the Internet.

Direct Broadcast Satellite Market. The home entertainment and video programming industry continues to develop competitive alternatives and consumer choices. The major choices in the industry are: television cable systems, direct-to-home satellite service (including EchoStar), wireless cable systems, and broadcast television. There are other competitors in the field, such as Internet video providers, home video sales and rentals, and even local telephone companies that provide cable access. The cable system providers have continued to grow and dominate this industry in terms of subscriber penetration, the number of programming services available, audience ratings and expenditures on programming. However, for non-cable systems, direct broadcast satellite, such as EchoStar and DirecTV, among other providers, dominate the delivery of multi-channel video programming distribution systems. Technological advances are rapidly occurring that permit all of these various system providers to increase both - quantity of service (i.e., an increased number of channels using the same amount of bandwidth or spectrum space), and - types of offering (i.e., interactive services). In addition, operators and distributors are developing and deploying advanced technologies, especially digital compression, in order to deliver additional video options and other services, such as Internet access and telephony to their customers.

The North American direct broadcast satellite market represents a large niche market for potential customers.

The satellite delivered digital television market in the United States was lead by Hughes Electronics' DirecTV subsidiary in 1994 with the launch of high-powered Digital Broadcast Satellites ("DBS"), that brought hundreds of channels of digital television programming to subscribers by use of a mini-satellite dish and a set top box. Since then, DBS has grown rapidly and has become the most successful product launch in consumer electronics history. At present, over 14 million U.S. homes subscribe to a DBS service, of which DirecTV has over a 60% share. According to the Yankee Group, U.S. satellite delivered digital television subscribers are projected to reach 17.3 million in 2001 and 25 million by year-end 2005.

Our goal is to become a significant provider of  direct-to-home satellite products and services, using products and services that are available in the marketplace, to the North American direct-to-home satellite marketplace and principally in our Southeastern US region. We believe that today's direct-to-home satellite market offers us a very good business opportunity based on the following reasons:
- Advances in communications and information technology have created a large demand for new state-of-the-art services such as digital satellite television,
- Regulatory changes in the United States authorizing the provision of digital satellite television services has given television viewers the opportunity to choose the provider of their television programming based on quality of signal, cost and variety of programming,
- Our marketing program focuses on that choice and the benefits of using satellite television programming over cable programming,
- There exists a significant percentage of households that are not served or are under-served by either cable television providers or digital satellite television program providers, and
- To date, digital satellite television program providers have focused primarily on the single family residence market because of the lower cost of deployment and fewer technical difficulties than those incurred in multi-dwelling unit properties.

Internet Access Market. Internet access is one of the fastest growing markets in the telecommunications industry. Data communication capabilities provided by the Internet allow medium-sized and small businesses to streamline e-commerce and communications among employees, customers and suppliers. To fully take advantage of the efficiency provided by the Internet's capabilities, we believe that businesses will increase their Internet connectivity. We also expect the demand for Internet access to increase as an increasing number of individuals and business work in remote offices or from their homes. In addition, we expect increasing consumer demand for higher access speeds to the Internet. Traditionally, individuals and business have relied primarily on low-speed Internet access using existing telephone lines. Most telephone networks today are fiber optic, capable of high-capacity and high-speed transporting of data. However, the portion of the networks that ultimately connects to the customer homes and businesses, commonly referred to as the "local loop" or "last mile," generally is narrowband copper wire with service speeds limited to 56- 128 Kbps. This limitation currently constrains the capacity and speed of the Internet to most users. Broadband Internet access is poised to become an area of explosive growth. Interactive broadband services are the key to unleashing the full power of the Internet and delivering multimedia content. According to market research and the analysis firm Pioneer Consulting, the broadband Internet market will be worth between $20 billion and $30 billion by 2005. As a result, we believe that users are seeking affordable higher-speed Internet access alternatives. In 2001, we started to offer satellite based high-speed Internet access to our customers. We believe we are well positioned to meet the needs of our residential and business customers in our Southeastern U.S. market.

Management believes that in all three markets described above, it is critical to PlanetLink's success to deliver the highest quality of products, services and customer care in the most cost effective manner possible in order to focus its capital resources on acquiring new customers that will enable the company to generate positive cash flow. The Company intends to capture market share through acquisition of existing service providers, internal growth through system deployments and other strategic business relationships. See Business Objective and Strategy below.

Business Objective and Strategy

Business Objective. Our primary business objective is to become a leading reseller of long-distance residential and business telephone services in the Southeast United States market, a leading reseller of satellite based consumer products and services including EchoStar television satellite systems, and a provider of high-speed satellite based Internet access to our customers. Our strategy is to distinguish our products and services from other competitors such as BellSouth to emphasize the superior quality of our products and services which we can deliver at more competitive pricing to our customers. We also intend to further increase our market share in the market for long-distance telephone service by acquiring major corporate client accounts as part of our public relations strategy. Our marketing strategy will target both business and residential customers. With a direct marketing strategy through regional manager as well as through kiosk locations in major malls, we achieve direct access to our potential consumer and continue to provide customized services to the end user of our products and services. We developed a retail concept with a unique design of our retail kiosk units, for which we filed a patent, through which we sell our products and services. We filed a patent for the retail design concept with the United States Patent and Trademark Office.

Continued Focus on Products with Attractive Growth Prospects in Attractive Markets. We developed a distribution network through independent contractors (Regional Managers) and kiosk retail locations throughout the Southeastern states. We believe that our marketing program will enable us to reach approximately 850,000 residential customers and 253,000 small business customers in the Southeastern US.

We believe that our EchoStar's satellite service has the potential to play a significant role in enhancing our competitive position for all of the products and services we offer to our consumers. We plan to expand our EchoStar sales operation across the Southeastern United States by the end of  2001. We will focus on positioning ourselves to become a dominant retailer of other satellite technology products.

Achieve Significant Operating Efficiencies. We believe we can continue to achieve operating efficiencies resulting in enhanced revenue opportunities, cost savings and improved cash flow through:
- cross-selling our products and services across broader distribution channels and customer network that we have developed or will develop through acquisitions,
- consolidating our operating costs and achieving purchasing economies of scale with our long-distance telephone exchange carriers,
- improving our customer acquisition operations, and
- lowering working capital requirements by optimizing our accounts receivable collection period.

Increasing Customer Base. We are pursuing our goal of increasing our customer base and attracting new customers by:
- providing products and services to our customers at very competitive prices,
- assisting our customers in being able to quickly adapt to changes in consumer preferences and changes in the telecommunication marketplace, and
- offering our customer a wide variety of support services typical of those offered by large telecommunication providers to their customers. See the discussions under "Pricing of our Products and Services" below. We will develop a franchise program for our retail stores to increase our customer base.

Pursue Strategic Acquisition. Consolidation trends in markets we operate in may present opportunities for strategic acquisitions by PlanetLink. While we have no acquisitions planned at the present, by becoming a public reporting company, we believe, will facilitate our ability to pursue acquisitions. Our criteria for strategic acquisitions will be to pursue well-run, established telecommunications retailers, installation companies, long-distance telephone service providers with capacities to accommodate growth, that complement our existing operations, and that are able to achieve an acceptable return on our investment. We will also commit our capital resources as we deem appropriate to increase the efficiency and productivity of our business operations.
Potential acquisition candidates are evaluated based upon our ability to:
- expand our customer base and improving our customer relationships,
- market new products and services through new or expanded distribution channels,
- increase utilization of our existing distribution capacity,
- generate cost savings,
- add to our technology portfolio, and
- open new market opportunities.

Implement an integrated Internet strategy. Through our Internet division, we are focused on providing a suite of Internet-related services, including satellite based Internet access. Increasing demand for Internet services presents opportunities to market our Internet-related services such as Internet application services. We plan to expand our Internet access services by offering our customer a package of long-distance telephone service, direct broadcasting satellite service and Internet access service trough satellite. We believe that our ability to provide such a telecommunication service package to our customer at competitive prices differentiates us from our competitors.

Build experienced and local management team. We have assembled a strong management team that we believe has the necessary management and telecommunications experience for us to achieve our business objective and strategic goals. Our senior management collectively has over 15 years of telecommunications industry experience, which we combine with experienced regional management teams familiar with the local communities and businesses that we serve. In each of our regional markets in the Southeastern United States, we have hired local management teams with broad telecommunications industry experience.

PlanetLink's Operations and Support Customer Service Center

Our customer service center is designed to provide our customers with complete service and support. Customer service representatives are available 24 hours a day, 7 days a week in order to answer inquiries generated by our marketing initiatives, as well as to support existing customers. Customer service representatives are trained to answer a broad range of inquiries from prospective customers relating to service, pricing, and optional features of our products and services. In addition to competitive rates and a wide variety of products, we are able to offer business customers a highly specialized direct bill summary package that includes call summaries by account code, department, employee, project, client, area code, country code, and time-of-day. Customer call management reports are available in a variety of formats including electronic formats. Our call center and technical support center are equipped with state-of-the-art computer and telecommunications technology. Incoming calls are managed with the help of an automatic call distributor and an automated attendant. This system allows for management of call queue time, the formation of distinct work groups for different projects, and on-line monitoring of customer service calls for quality assurance purposes.

Billing and Information Systems. We have dedicated substantial resources to our management information systems. Our information systems enables us to monitor and respond to the evolving needs of our customers by:
- developing new and customized services,
- provide sophisticated billing information that can be tailored to meet the requirements of our customer base,
- provide high quality customer service,
- detect and minimize fraud,
- verify receivables from customers and payables to suppliers, and
- integrate additions to our customer base.

Our billing information systems and services also allows us to provide direct bills to customers in a paper format and electronically through the Internet.

Strategic Alliances and Carrier Agreements. We have executed strategic agreements with Ultrabrowser Inc., a Georgia corporation, for voice and data carrier services, EchoStar for our direct broadcast satellite service, and Starband, a subsidiary of EchoStar, for satellite based Internet access services.

Pricing of our Products and Services

Long-Distance Telephone Service. The pricing of our long-distance business depends largely on our costs per minute, which we buy in bulk at wholesale prices based upon our volume of minutes purchased from exchange carriers. This may limit our flexibility in pricing our long-distance telephone service. However, one of our primary business strategies is to achieve a higher profit margin than our competitors, which we believe we can achieve through cost and operating efficiencies.
Our regional manager are compensated by us primarily by a flat rate "sign on" commission and a variable residual commission calculated as a percentage of the monthly telephone billings of the customers introduced by them to us. Our long distance services, which we started offering October 1, 2001, will be priced at a flat rate of $34.99 per month for 1,500 minutes for residential customer and a flat rate of $69.99 for 1,500 minutes for business customers.

Direct Broadcast Satellite Pricing. We generate $880 in gross revenues per EchoStar satellite unit sold. We also receive a monthly royalty of $2 per customer from EchoStar. Our current installation fee for satellite units is $100, which we receive from EchoStar.

Internet Access Pricing. We offer our satellite based Internet access for $69 a month and $788 in one time installation fees.

The fees that we charge our customers may be subject to changes by us in response to changing market conditions.

Sources and Availability of our Products and Services offered and Names of Our Principal Suppliers

Long-Distance Telephone Service.
We provide long-distance telephone services to business and residential consumers in Georgia and the Southeastern United States. As a reseller of long-distance telephone service, we purchase on a wholesale basis long-distance minutes service from Ultrabrowser, Inc., a Georgia corporation, our primary long-distance provider, which minutes we resell to our customers. The long-distance exchange carrier does not have any contact with our customers. Our agreement with our exchange carrier is subject to rate adjustments. Therefore, we may be exposed to volatility in our gross margins over both the short and long-term. We may be limited in our ability to pass on price increases to our customers because of the competitive business environment in the long-distance telephone market, which we expect to continue to be competitive especially based upon price.

Direct Broadcast Satellite Service.
We provide digital satellite television services to residential customers within our market in Georgia and Southeastern United States. In October 2000, we entered into an agreement with EchoStar which allows us to market up to 185 channels of its Direct Broadcast Satellite programming to our subscribers. We are paid a commission by EchoStar for each subscriber that purchases our satellite programming package and we also receive equipment and marketing subsidies. We believe these subsidies materially reduce our customer acquisition costs. We have been providing our digital satellite television services in the United States since November 1999. As of September 30, 2001, we had approximately 1,000 subscribers throughout Georgia and the Southeast. See Exhibit 10.1 (i)

Satellite Internet access. We provide digital satellite based Internet access through Starband, a subsidiary of EchoStar, to residential and business customers. In August 2001, we entered into an agreement with Starband which allows us to market their satellite based Internet access to our customers throughout the Southeastern United States.

Customer Base and Principal Markets, Dependence on One or Few Major Customers

Long Distance Telephone Customer.
We currently have approximately 5,000 potential residential and 100 potential business customer, which we used to provide local telephone service, in Georgia and the Southeastern United States. We intent to sell our long distance service to those customers with which we have or had a relationship. We are not dependent upon any single customer, and for the period ended September 30, 2001, no customer accounted for more than 10% of our sales. We have an agreement for resale of long-distance telephone service to business and residential telephone customers with Ultrabrowser, Inc., a Georgia corporation. Ultrabrowser, Inc., our carrier, does not require any minimum purchase requirements by dollar or minutes. Our agreement with Ultrabrowser Inc. is subject to rate adjustments.

EchoStar Customers.
As of September 30, 2001, we had 1,000 EchoStar customers and related service agreements. We are not dependent upon any single customer, and for the period ended September 30, 2001, no customer accounted for more than 10% of our sales. We have a service agreement for resale of EchoStar products and services, which agreement is attached as exhibit 10.1 (i) hereto. EchoStar does not require any minimum purchase requirements by dollar or amount and category of products and services. Under our agreement with EchoStar, which commenced in October 2000, we may not market and sell direct-to-home satellite broadcast services of any other direct broadcasting satellite provider. Consequently, we are dependent on EchoStar as our provider for satellite equipment and services to our customers. We cannot control events at EchoStar, and there are events that could adversely affect us.  The satellite communications and programming industry is regulated and regulations may be enacted that could have an adverse effect on our products and services. Termination of our contract with EchoStar would have a material adverse effect on us. Reference is made to the discussion under "Risk Factors" below.

Internet Access Customer.
As of September 30, 2001, we had 40 satellite broadband customer. We have no major customer that we depend on. Our customer base, we believe, is broad and provides us with a base to increase sales and expand customer relationships, which we believe shall serve to reduce any potential exposure to any particular customer. We are not dependent upon any single customer, and for the period ended September 30, 2001, no customer accounted for more than 10% of our sales.

Competitive Business Conditions and our Position in the Industry

The telecommunications industry is highly competitive and affected by rapid regulatory and technological change. We believe that the principal competitive factors in the businesses we operate include pricing, customer service, network quality, service offerings and the flexibility to adapt to changing market conditions. Our future success will depend in part upon our ability to compete with AT&T, MCI WorldCom, Sprint and other carriers (including BellSouth and other regional Bell operating companies when approved to enter our long distance market) and other long distance resellers within our market in Georgia and the Southeastern US. We also must compete with other distributors of direct broadcasting satellite services who offer services from DirecTV. In the Internet access market, we must compete with such established providers as America Online, EarthLink, AT&T, BellSouth and other national and local Internet service providers, virtually all of which have considerably greater financial and other resources than we have. As a result, these competitors may be better able to withstand a change in market conditions within the telecommunication industry throughout the economy as a whole. These competitors may also be able to maintain significantly greater operating and financial flexibility than we can. While the consumer market in the markets we operate represents 97%, we focus on both the consumer and residential markets.

Competition in the Long-Distance Telephone Market.
We operate in a very competitive long-distance telephone market, which exists throughout the United States. Competition may adversely effect our ability to increase our customer base and generate revenues. The barriers to entry the reseller market of long-distance telephone service are relatively low in that the initial capital investment required to enter this market is minimal. Therefore, there are a many relatively small, local businesses who resell long-distance telephone service in every market include our market in Georgia and the Southeastern United States. These small resellers typically focus on a single city or geographic area. Although the geographic range of these small resellers is limited, many of these companies are very competitive in their rates and fees for long-distance telephone services. There are many resellers in our market and some have far greater financial resources and longer operating histories than we have. In addition, we face competition from local exchange carriers such as Bell South, who also offer long-distance telephone service to their own customers.

Competition in the Direct Broadcasting Satellite Market.
Satellite television faces competition from several sources, such as traditional hard-wire cable companies, traditional satellite receivers, direct broadcast satellites, wireless cable, and other alternative methods of distributing and receiving television transmissions. Further, premium movie services offered by cable and satellite television systems have encountered significant competition from the home VCR and DVD industry. In areas where terrestrial air broadcast signals can be received without cable access, cable television systems have also experienced competition from the availability of broadcast signals generally and have found market penetration more difficult. We do not have significant market share in our market in Georgia and the Southeastern United States. Our competitors in each of our existing and future markets may provide bundled packages of communication services such as cable services, including local, long distance and digital subscriber line services, that compete directly with the services we now offer or may offer in the future.

The resale of satellite television services is highly competitive, and we expect competition to intensify in the future. The subscription television business is also highly competitive, and many of our competitors have significantly greater resources and channel capacity than we have. Our primary competition in the subscription television market is from cable television provided by such major operators as AT&T Broadband & Internet Services (formerly TeleCommunications, Inc.) and Time Warner Entertainment. Cable companies generally are well established and known to our potential customers and have significantly greater financial and other resources than we have. In addition, these competitors are also bundling additional services with their cable TV services, such as high-speed Internet access and content, to enhance their products and services.

Direct Broadcast Satellite ("DBS") service is available from DirecTV and EchoStar Communications. We compete with many retail distributors of DirecTV. In November 1999, Congress enacted legislation allowing DBS providers to offer local television stations. We do not expect DBS providers to offer local stations into a majority of our existing local markets for some time, if at all, because of the size of these markets. However, the growth of DBS service has been significant since it was first launched, and we expect that the DBS service providers will continue to be significant competitors for subscription television customers.

Competition in the Internet Access Market.
The Internet access market is highly competitive. We face competition from many Internet access and Internet service providers ("ISP") with significantly greater financial resources, well-established brand names and large, existing customer bases. ISPs provide Internet access as well as content to residential and business customers. These companies can provide Internet access over local exchange carriers (LEC) networks at or below ISDN speeds, offer digital subscriber line ("DSL") using their own DSL services, or DSL services offered by LECs and others. ISPs have significant and sometimes nationwide marketing presence which they combine with strategic or commercial alliances. Significant ISPs include America Online ("AOL"), Microsoft-MSN, EarthLink and PSINet. All of those competitors may enter into the business of offering satellite based Internet access, which we offer and which at this time, is dominated by providers like DirecTV.

Methods of Competition

We believe we have the following competitive advantages:

Established Position in Attractive Niche Market.  We enjoy a strong position in our niche market in the metropolitan area of Atlanta, Georgia. We believe that urban consumers represent a unique and powerful market segment critical to our success and will represent the cornerstone for our market penetration. Based upon demographic developments, indicating a growing urban population in Georgia, and the cities in the Southeastern United States, we believe that the middle-income segment of this population will represent a main targeted market for our products and services. Middle-income population including urban minorities currently represent a majority of our sales force. We intend to continue to aggressively pursue our marketing and sales efforts in the urban middle-income population including minorities, that we believe have not been the focus of our competitors. We believe our strong position, technological expertise and strong customer relationships provide us with significant advantages in the development of our target markets.

Building a PlanetLink Brand Identity and Awareness.
We intend to build brand identity through the quality, convenience and value of our products and services we offer. We also intend to aggressively market our services through direct marketing in our target communities, promotions and advertising, as a means to further establish brand-name recognition. We plan to develop a franchise program for our retail stores, for which design concept we filed a patent with the United States Patent and Trademark office.

Branding Strategy. Part of our strategy is to provide our customer with the opportunity to enjoy live product demonstration during their buying process, which includes the demonstration of the features of our products and services. This method has been proven to be effective in demonstrating the technical superiority of satellite enabled products and services.

Provide a Superior Customer and Technical Services.
We are committed to providing our customers with a superior experience in all aspects of our services. Our customer support and services operate a on a 24-7 basis and designed to ensure our customers satisfaction within our urban markets in Atlanta, Georgia and the Southeastern US.

Expand Existing Market and Enter New Geographic Markets.
We plan to increase revenues and realize economies of scale by aggressively expanding into new metropolitan markets and increasing penetration in our existing markets. We believe that we can achieve competitive cost advantages in our target markets through the combination of competitive pricing and and superior customer service. As of September 30, 2001, we have and had approximately 100 small business and approximately 5,000 residential customers for our products and services. We expect to have increasing customer growth during the remainder of 2001 and into 2002.

Strong Customer Relationships. Our service teams work closely with our customers to satisfy current and anticipated future needs. Our relationships with our customers resulted in a reputation for quality. We have been doing business for over 2 years and have on-going relationships with customers since our inception.

Broad Product Offerings and Diverse Customer Base. Our products and services include long-distance telephone service, direct broadcast satellite television service and satellite based Internet access. We offer our services as a package and separately so that our customers have alternatives based upon their needs with the option to expand the products and services that we provide.

Proven Management Team. Our strong management team, led by Kayode A. Aladesuyi, has over 7 years of experience in the resale telecommunication industry. Current members of management own approximately 62% of our equity. As part of our management philosophy we seek to foster an entrepreneurial environment and equity participation, which empowers employees and encourages and rewards individual initiative. We believe that our management philosophy has been successful in generating strong growth and will result in our profitability. Since our inception in May 1999 to September 30, 2001, we increased our sales to $392,593 through internal growth. As a reporting company under the Exchange Act, we intend to utilize our securities including stock options and other incentives for employees and to raise capital.

Employee Relations

PlanetLink's management believes that relations with its 18 full-time employees are excellent, including two full-time executive officers. We also have 4 part-time employees. We are not a party to any collective bargaining agreements, nor are we aware of any pending union petitions related to our employees. Upon opening of six additional retail locations by the end of October, we plan to increase our staff to 34 full-time and 10 part-time employees.

Government Regulation The products and services we offer are subject to varying degrees of federal, state and local regulation. Future regulations and legislation may be less favorable to us and our business operations than current regulation and legislation. In addition, we may expend significant financial and managerial resources to participate in proceedings setting rules at either the federal or state level, without achieving a favorable result.

Communications Regulation. The Telecommunications Act of 1996 substantially departed from prior legislation applicable to the telecommunications industry by establishing local telecommunications competition as a national policy. The Telecommunications Act removed state regulatory barriers to competition and overruled state and local laws restricting competition for telecommunications services. In general, by accelerating competitive entry into the telecommunications market, including long-distance telephone market and Internet access such as DSL services offered by competitive carriers, the Telecommunications Act established a market structure in which the network infrastructure and services we purchase are now available from a variety of providers in addition to incumbent telephone companies. As a result, our business options and choice of vendors, along with the quality and price of services we buy from telecommunications carriers, are becoming more favorable and yet are substantially dependent on successful implementation of the Telecommunications Act by the FCC and other regulatory agencies.

While the Telecommunications Act is self-executing, the FCC has also issued a variety of regulations upon which we and other competitors rely. We believe that the FCC's regulations and decisions have generally favored overall competition and the wide availability of long-distance telephone connectivity which we purchase in order to resell such services to our customers. However, in the future, these regulations and decision may be appealed by one or more Bell companies, among others, which may lead to uncertainty and delays in implementation of regulations favorable to us, or which may adversely affect our business and financial prospects.

In November 1998, the FCC ruled that DSL services provided as dedicated access services in connection with Internet access are interstate services subject to the FCC's jurisdiction. Since early 1998, the FCC has been considering broad issues related to competition in the advanced services market. Several former Bell companies petitioned the FCC to be relieved of certain regulatory requirements applicable to their own DSL services, including obligations to unbundle DSL facilities and services, and to resell DSL connectivity to companies like ours. In October 1998, the FCC denied the former Bells' petitions, ruling that DSL services are telecommunications services subject to the unbundling and resale requirements of the Telecommunications Act. These decisions favored competition among our last-mile suppliers. However, they are subject to appeal. The final outcome of such appeals, along with subsequent FCC proceedings interpreting the requirements of the Telecommunications Act could significantly affect our business.

Most recently, on December 9, 1999, the FCC mandated line sharing, which allows a competitive carrier to simultaneously provide DSL-based services over the same telephone line being used by the incumbent carriers for basic telephone service. Prior to the line sharing decision, only the incumbent carrier could provide broadband service on the existing line. Line sharing removed a significant barrier to competition among our suppliers. The line sharing decision also addressed the control of technical standards for the DSL solutions that we purchase from our last mile suppliers. The line sharing decision removed the discretion that many incumbent carriers had exercised to prevent the operation of some DSL technologies on their local telephone loops. Under the FCC's ruling, a DSL provider may now select any DSL technology it wishes so long as the technology (i) complies with existing industry standards, (ii) is approved by an industry standards body, the FCC, or any state commission, or (iii) has been successfully deployed by any carrier without significantly degrading the performance of other services.

For several years, traditional telecommunications carriers have argued that the FCC should repeal rules treating Internet service providers as unregulated providers of enhanced information services. Under this regulatory paradigm, Internet service providers have been subject to a lesser degree of regulation and taxation than traditional telephone service providers which is favorable to us. The FCC has to date resisted all efforts to modify the unregulated treatment of Internet service providers. However, there may be increased legal and political pressure on the FCC to modify these policies. While there is no indication that a major change in the FCC's policies is imminent, the imposition on Internet service providers of access charges, universal service fees and other elements of traditional telecommunications regulation would require us to review and possibly change our financial and business models.

The Effects of New Federal Satellite Television Legislation on Our Business Is Unclear. On November 29, 1999, the President signed the Satellite Home Viewer Improvement Act of 1999. The Act contains provisions that will be phased in over time. In addition, the FCC and other federal agencies have undertaken rulemakings and studies in connection with this legislation. Therefore, we cannot predict the effect of this new law on our business at this time. The Act resolves many of the issues involved in years of litigation between the networks and the direct broadcast satellite industry regarding retransmission of network programming to direct broadcast satellite subscribers. Generally, it also preserves the industry's right to retransmit distant network programming to subscribers in "unserved" areas. It also extends through December 31, 2004 the statutory right, for a copyright royalty fee, of the industry to retransmit independent programming -so-called superstations - to subscribers as "distant" signals. Further, satellite carriers will be required to deliver signals only to households that cannot clearly receive over-the-air network signals with a rooftop antenna. Among other things, the Act directs the FCC to take actions to prescribe the picture quality standard that the FCC uses to predict what households do not receive a strong enough network broadcast signal over-the-air and therefore are eligible to receive distant network signals. The FCC has initiated a rulemaking proceeding to consider this standard. The effect on our business of these FCC actions and other studies and rulemakings that the FCC will undertake cannot be predicted at this time.

Internet Content Regulation. Government regulation of communications and commerce on the Internet varies greatly from country to country. The United States has not adopted many laws and regulations applicable to online communications and commerce. However, it is possible that a number of laws and regulations may be adopted covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, gaming, intellectual property rights, enforceability of contracts and information security.

Recently, sections of the Communications Decency Act of 1996 (the "CDA") that proposed criminal penalties for distributing indecent material to minors over the Internet were held to be unconstitutional. Other provisions of the CDA remain in effect, however, and Congress has since passed the Child Online Protection Act ("COPA")  in an effort to remedy the deficiencies the Supreme Court identified in the CDA. It is unclear whether COPA will survive constitutional challenges that have been raised. However, indecency legislation and other government efforts to regulate Internet content could subject us or our customers to potential liability, which in turn could affect our business. The adoption of any such laws or regulations might also decrease the rate of growth of Internet use, which in turn could decrease the demand for our services or increase the cost of doing business or in some other manner have a material adverse effect on our business, results of operations, and financial condition. Likewise, the applicability to the Internet of traditional property ownership, copyright, taxation, libel and obscenity law is uncertain.

Likewise, the impact of ongoing discussions of privacy issues and the Internet remains uncertain. Several U.S. states have proposed, and the European Union has adopted, limitations on the use of personal information gathered online. Pursuant to negotiations with the European Union and the United States, the United States may decide to adopt restrictive laws on the subject of privacy. The Federal Trade Commission (the "FTC") has initiated action and obtained a consent decree against at least one online service provider regarding the manner in which personal information is collected from users and provided to third parties. In 1998, Congress enacted the Child Online Privacy Protection Act ("COPPA") protecting the privacy of children on the Internet and limiting the information that can be collected from and disseminated to children over the Internet without parental consent. The FTC promulgated broad new rules implementing COPPA in late 1999. Changes to existing laws or the passage of new laws intended to address online privacy and related issues may create uncertainty in the marketplace or could affect the manner in which we do business.

We may also be subject to claims for defamation, negligence, copyright or trademark infringement (including contributory infringement) based upon information available through our Internet sites, including content created by third parties. Although recent federal legislation protects online services from some claims, the law in this area remains in flux and varies by jurisdiction. It is not possible to develop a business plan that can definitively protect us against liability for our Internet content, including content on our sites that we have not written or created. This uncertainty is likely to prevail for some time, as the laws continue to develop.

Costs and Effects of Compliance with Federal and Sate Regulations. We believe we are in substantial compliance with all applicable laws and regulations and these laws and regulations have not had any material adverse effect on our ability to operate our business. Changes in existing laws or regulations, or in their interpretation, or the adoption of any additional laws or regulations, could have a material adverse effect on our business. A substantial portion of the market for our services are urban consumers who have been disconnected from time-to-time by their telephone service carrier for nonpayment of long-distance service. Several states are examining the billing policies of these carriers which permit them to disconnect their customers for nonpayment of long-distance services. A change in this policy may have an adverse impact on our earnings and our ability to attract and retain customers.

Proprietary Rights, Trademarks and Licenses

We have filed one patent with the United States Patent and Trademark Office regarding the design of our retail units.

Properties

We lease 1,750 square feet of corporate office space at 165 West Wieuca Road, Suite 104, Atlanta GA 30342 at a monthly rental of  $2,208. Our lease is for 12 months. In addition to our office space, we currently lease four retail kiosk locations. The following table set forth is a summary of the information regarding each of our  retail kiosks:

Retail Kiosk Location	Monthly Rent	Space in Sq. Ft.	Lease Expiration
Southlake Mall, 1000 Southlake Mall, Morrow, GA 30260	$4,000	100	September 1, 2002
Arbor Place, Douglasville, Douglas, GA	$3,750	96	July 31, 2002
Cumberland Mall, 1000 Cumberland Mall, Atlanta GA 30339	$4,000	100	October 30, 2002
North Point Mall, 1000 North Point Circle, Alphareta GA 30022	$4,200	100	September 1, 2002

Our leased facility is well maintained and in good operating condition. We believe that our facilities have adequate capacities to meet the demands of anticipated growth. Our strategy with respect to any potential acquisitions, none of which are presently in negotiation, shall include consideration of the existence of retail  facilities with capacity for growth, as appropriate for the business acquired. See "Business Objective and Strategy" above.

Legal Proceedings

From time to time, we may be involved in litigation that arises in the normal course of our business operations. At present, there are various legal proceedings against PlanetLink. While it is not feasible to predict or determine the outcome of any of these cases, it is the opinion of management that their outcome will have no material adverse effect on the financial position of the Company.
We cannot predict the outcome of any legal actions that may be commenced in the future, if any. However, we believe that any outcome of any of these proceedings, or all of them combined, will not have a material adverse effect on our financial position or our existing business.
As of the date hereof, its is the opinion of management that there is no material proceeding to which any director, officer or affiliate of  PlanetLink, any owner of  record of beneficially of more than five percent of any class of voting securities of PlanetLink, or any associate af any such director, officer, affiliate of PlanetLink, or security holder is a party to.

Management and Directors

Kayode A. Aladesuyi, President, CEO and Director. Mr. Aladesuyi is the founder and has been the Company's CEO and President since PlanetLink's inception in May 1999. Prior to founding PlanetLink, he founded Vision Records Atlanta, a music production company in Atlanta. Vision Records Atlanta was one of the pioneers in the Atlanta music market. In 1996, Mr. Aladesuyi entered the film and television industry and started the Loud Entertainment Group. Loud Entertainment Group produced a series of   regional programs, which were also aired on the UPN and WB networks. One of the most successful productions of Loud Entertainment Group is African American Soap Opera "Sweet Auburn", which show is slated for distribution in ten countries. Loud Entertainment Group is currently managed by an independent consulting company. Until 1994, Mr. Aladesuyi had been an accountant and principal at Associated Management and Financial Services, a tax and financial planning firm. During that time he has assisted several small and mid-size business owners in starting and successfully developing businesses in the metropolitan area of Atlanta, Georgia. Mr. Aladesuyi has not held any position in a reporting public company during the last five years.

Valerie Yvette Wells-Aladesuyi, Secretary and Director. Mrs. Wells-Aladesuyi is Human Resource Benefits Manager at Lumenor, an Atlanta, Georgia corporation At PlanetLink, she is responsible for all aspects of the Company's payroll, benefits and human resources. Mrs. Wells-Aladesuyi has over ten years experience in human resources, benefits and payroll matters and provides such services also to other small business. Prior to joining Lumenor, Mrs. Wells-Aladesuyi was a Payroll Specialist for The Coca-Cola Company in Atlanta. In this position, she managed and processed the payroll for the Cole-Cole syrup and beverages plants and retail stores for the U.S. market. Mrs. Wells-Aladesuyi also worked in corporate staffing at Coca-Cola. She started her career in a non-profit organization, SciTrek, where she was responsible for the creation and development of SciTek's Human Resource Department. Mrs. Wells-Aladesuyi attended Auburn University and continues her education at Kennesaw State University. Mrs. Wells-Aladesuyi is a member of the Society of Human Resource Managers (SHRM). Mrs. Wells-Aladesuyi has not held any position in a reporting public company during the last five years.

Laron Butts, Director. Mr. Butts is a Regional Marketing Manager for Delta Airlines in Atlanta, Georgia. He has been working for Delta Airline for the last five years. Mr. Butts has not held any position in a reporting public company during the last five years.

Leontyne Dunn, Director. Ms. Dunn is a graduate of North Central State University School of Business Management in North Carolina. At present, Ms. Dunn is a homemaker. Ms. Dunn has not held any position in a reporting public company during the last five years.

Stan Gay, Director. Mr. Gray is currently working for the Kimberly-Clark Corporation as Field Capability Manager. Prior to joining Kimberly-Clark Corporation, Mr. Gay worked for McKeston General Medical Corporation as an Account Manager. From 1986 to 1987, he worked as an Account Manager for Baxter Medical Corporation. Mr. Gay graduated from the University of Alabama with a B.S. in Psychology and Marketing. Mr. Gay has not held any position in a reporting public company during the last five years.

Robert Walker, Director. Mr. Walker is President of  R. Walker & Associates, Inc. since its inception in 1996, an urban development company that also manages residential and multifamily properties. Prior to starting his own business, Mr. Walker was Project Engineer for McDecitt Street Bovis Inc, an Atlanta corporation and Russell Construction, an Atlanta company. While working for Russell Construction, he was assigned to major projects in the metro area of Atlanta such as the BMW Assembly Plant and the Olympic stadium. Mr. Walker has not held any position in a reporting public company during the last five years.

Dr. Melvin Williams, Director, Ph.D. Dr. Williams graduated with a B.A. degree in Psychology from Emory University in 1975 and a M.S.W. degree from Atlanta University School of Social Work in 1979. In 1987, Dr. Williams received his Ph.D. from Florida State University. At present, Dr. Williams serves as the Practice Administrator and Chief Financial Officer for Greater Atlanta Women's Healthcare Associates, a private OB/GYN group practice in Atlanta. Prior to joining Greater Atlanta Women's Healthcare Associates, Dr. Williams served as practice consultant to several private medical practices. He is a faculty member at Clark Atlanta University. He has published several professional articles and holds the rank of Associate Professor at Moore House School of Business. He is the director of the Undergraduate Program in Social Work at Clark Atlanta University. Dr. Williams has and is currently serving on several professional and community advisory boards and is a member of numerous professional organizations. Dr. Williams has not held any position in a reporting public company during the last five years.

Iyabo Onipede, Director. Mrs. Onipede is practicing law in Atlanta since her admission to the Georgia Bar in 1990. Over the last ten years, she has worked in the residential real estate business. In 1994, she founded the Johnson Firm, P.C., a law firm specialized in real estate law. Mr. Onipede graduated from Goucher College in Towson, Maryland in 1985. In 1989, she graduated from Georgetown University Law School. Mrs. Johnson has not held any position in a reporting public company during the last five years.

Executive Compensation

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award	Securities Underlying Options/SAR	LTIP Payouts	All other compensation
		($)	($)	($)	($)	(#)	($)	($)
Kayode A. Aladesuyi, President CEO and Chairman	2000	180,000(1)	0	0	0	0	0	0
Kayode A. Aladesuyi, President CEO and Chairman	1999	120,000(2)	0	0	0	0	0	0
Valerie Yvette Wells-Aladesuyi, Secretary	2000	0	0	0	0	0	0	0
Ernest Smith, Jr., Secretary, Director	1999	0	0	0	0	0	0	0
(1) Salary is currently accrued at 15,000 per months, (2) Salary accrued at 10,000 per month.

Kayode A. Aladesuyi, President, CEO and Director
Mr. Aladesuyi is a graduate of Alabama State University. He has been an accountant and principal at Associated Management and Financial Services for 10 years. During that time he has assisted several small and mid-size business owners in starting and successfully developing businesses in the metropolitan area of Atlanta, Georgia. Mr. Aladesuyi is responsible for the overall operation of PlanetLink Communications, Inc. Mr. Aladesuyi has not held any position with other public companies during the last five years.

Valerie Yvette Wells-Aladesuyi, Secretary and Director
Mrs. Wells-Aladesuyi is Human Resource Benefits Manager at Lumenor, an Atlanta, Georgia corporation At PlanetLink, she is responsible for all aspects of the Company's payroll, benefits and human resources. Mrs. Wells-Aladesuyi has over ten years experience in human resources, benefits and payroll matters and provides such services also to other small business. Prior to joining Lumenor, Mrs. Wells-Aladesuyi was a Payroll Specialist for The Coca-Cola Company in Atlanta. In this position, she managed and processed the payroll for the Cole-Cole syrup and beverages plants and retail stores for the U.S. market. Mrs. Wells-Aladesuyi also worked in corporate staffing at Coca-Cola. She started her career in a non-profit organization, SciTrek, where she was responsible for the creation and development of SciTek's Human Resource Department. Mrs. Wells-Aladesuyi attended Auburn University and continues her education at Kennesaw State University. Mrs. Wells-Aladesuyi is a member of the Society of Human Resource Managers (SHRM). Mrs. Wells-Aladesuyi has not held any position in a reporting public company during the last five years.

Certain Relationships and Related Transactions

With regard to the issuance and sale of restricted shares of PlanetLink's common stock to executive officers, directors, persons who own more than 5% of PlanetLink's issued and outstanding Common Stock and members of the immediate family of PlanetLink's founder, president and control shareholder, including his spouse and children, PlanetLink issued the following restricted shares:
From inception in May 1999 throughout the fiscal year ended 1999, PlanetLink was initially capitalized by its founder, Mr. Aladesuyi and his family, who purchased 710,785 shares of common stock, adjusted for a 5 for 1 forward split, at a price of $1.00, adjusted to $.20 after the 5 for 1 forward split, which occurred in 2001.
PlanetLink believes that these transactions were exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. Mr. Aladesuyi and his family represented their intention to acquire the securities for investment only and not with a view to any distribution of the restricted shares. Appropriate restrictive legends are affixed to the stock certificates issued in such transactions.
In September 2000, PlanetLink issued 50,000 restricted shares to Harold Jackson, a director of PlanetLink, for services valued at $.20 per share. In October 2000, PlanetLink issued 87,750 restricted shares to Valerie Y. Aladesuyi, Mr. Aladesuyi's wife, who is also PlanetLink's corporate secretary and a director, for services rendered. During June and July 2001, PlanetLink issued 50,000 restricted shares to Leontyne Dunn, 50,000 restricted shares to Robert Walker, 100,000 restricted shares to Dr. Melvin Williams, 12,500 restricted shares to Iyabo Onipede, and 200,000 restricted shares to Harold Jackson. Each of the above serves as a director for PlanetLink and the restricted shares were issued for services rendered by the individual directors. In addition, PlanetLink sold 250,000 restricted shares to Harold Jackson at $.39 per share, adjusted for the 5 for 1 split. In July 2001, PlanetLink issued 462,732 restricted shares to the shareholders of Fifth Avenue Acquisition I Corp. pursuant to an Agreement and Plan of Merger. In September 2001, PlanetLink issued 5,045,811 shares of common stock to Mr. Aladesuyi for services rendered, and in connection with the plan for PlanetLink to merge with a reporting company under the Exchange Act. Mr. Aladesuyi has never been paid cash compensation by PlanetLink and has devoted all of his business time to the development of the business of PlanetLink since its inception. In September 2001, PlanetLink issued an additional 127,940 restricted shares to Valerie Y. Aladesuyi for continued services rendered as an officer and director of PlanetLink. In August 2001, PlanetLink issued 750,000 shares to Mr. Aladesuyi' children, also as part of his plan to merge with a reporting company.

PlanetLink believes that the transactions described above were exempt from registration pursuant to Section 4 (2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. All of the above persons were "accredited investors" as a result of  their positions with PlanetLink as officers and /or directors,  was well as  immediate family members of Mr. Aladesuyi.

Description of PlanetLink's Securities

Common Stock. PlanetLink’s authorized capital stock consists of 50,000,000 shares of class A voting stock, $0.01 par value. As of September 30, 2001, there are 9,254,643 PlanetLink Shares issued and outstanding including the 462,732 PlanetLink Shares issuable to the Fifth Avenue shareholders in connection with the merger. There are no preemptive, subscription, conversion or redemption rights pertaining to the PlanetLink Shares. The absence of preemptive rights could result in a dilution of the interest of existing shareholders should additional PlanetLink Shares be issued. Holders of PlanetLink Shares are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available therefore, and to share ratably in our assets available upon liquidation. Each PlanetLink Share is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than 50% of the outstanding PlanetLink Shares can elect all of the directors.

Significant corporate transactions such as amendments to the articles of incorporation, mergers, sales of assets and dissolution or liquidation require approval by the affirmative vote of the majority of the outstanding PlanetLink Shares. Other matters to be voted upon by our shareholders normally require affirmative vote of a majority of the PlanetLink Shares present at the particular meeting assuming a quorum is present. After this merger transaction, PlanetLink's directors and officers will beneficially own approximately 62%.

Stock Options. PlanetLink has not adopted an option plan nor does it have  outstanding options to purchase shares of Common Stock. However, as successor company of Fifth Avenue, we may choose to adopt Fifth Avenue's option plan, which provides for the issuance of up to 1 million Shares. Reference is made to Fifth Avenue's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the SEC on February 2, 2001, and specifically to as Exhibit 10(iii) for information regarding the Fifth Avenue Stock Option Agreement.

Warrants. In connection with bridge financing, PlanetLink has issued warrants to Kyle Dixon, Ira Sokoloff, Bradiq Limited, and Adam Sokoloff allowing for the purchase of 17,500, 12,500, and 2,500, adjusted for a 5 for 1 forward split, PlanetLink Shares at a price of $2.00 per PlanetLink Share, respectively. The warrants may be exercised in full, or as the unexercised balance thereof, upon either the effectiveness of an initial public offering of PlanetLink’s equity securities, registration of PlanetLink's shares under the Exchange Act of 1934 or in the event of a merger, exchange, or sale of substantially all the assets or securities of PlanetLink. The merger transaction with Fifth Avenue as provided in this Form 8-K/A will result in the warrants becoming exercisable.

Dividend Policy. PlanetLink has never paid a cash dividend on the PlanetLink Shares and we do not anticipate payment of any dividends in the foreseeable future.

Transfer Agent

We have authorized the appointment of Florida Atlantic Stock Transfer Corp., located at 7130 Nob Hill Road, Tamarac, FL 33321 to serve as our transfer agent for the PlanetLink Shares.

Trading Symbol-No Trading Market

There has been no active market for the PlanetLink Shares from our inception in 1998 to the present. As of September 30, 2001, there were approximately 75 shareholders of record of PlanetLink Shares. It is our intention to select a market maker to make application to the NASD for the purpose of entering quotations for PlanetLink Shares on the OTC:BB There can be no assurance that any active trading market will commence or be sustained following the merger and our becoming a successor company under the Exchange Act.

Recent Sales of Unregistered Securities

The following information is given with regard to unregistered securities sold by PlanetLink during the past three years, including the dates and amounts of securities sold; the persons to whom we sold the securities; the consideration received in connection with such sales and if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.

Date	Title	Amount of Securities Sold	Persons	Cash or Non Cash Consideration
05/01/99	Common Stock	426,475	Kayode Aladesuyi, President and Director	Private Placement for $.20 per share or $85,295(1)
05/01/99	Common Stock	284,310	Aladesuyi, Valerie Y., Officer and Director	Private Placement for $.20 per share or $56,862(1)
11/30/00	Common Stock	87,750	Aladesuyi, Valerie Y., Officer and Director	Non-cash compensation for services provided valued at $.001
08/22/00	Common Stock	50,000	Harold Jackson, Director	Non-cash compensation for services provided valued at $.001
07/01/01	Common Stock	450,000	Harold Jackson, Director	Private Placement for $.064 per share or $28,850(1)
07/01/01	Common Stock	5,045,811	Kayode Aladesuyi, President and Director	Non-cash compensation for services provided valued at $.001
07/01/01	Common Stock	127,940	Aladesuyi, Valerie Y., Officer and Director	Non-cash compensation for services provided valued at $.001
07/01/01	Common Stock	750,000	Immidiate Aladesuyi Family	Gift
06/15/01	Common Stock	50,000	Dunn, Leontyne, Director	Non-cash compensation for services provided valued at $.001
07/01/01	Common Stock	12,500	Onipede, Iyabo, Director	Non-cash compensation for services provided valued at $.001
07/01/01	Common Stock	50,000	Walker, Robert, Director	Non-cash compensation for services provided valued at $.001
07/01/01	Common Stock	100,000	Williams, Dr. Melvin, Director	Non-cash compensation for services provided valued at $.001
12/07/99	Common Stock	50,000	Ferguson, Dawn	Private Placement for $.20 per share or $10,000(1)
12/10/99	Common Stock	12,500	Phelps, Ed	Private Placement for $.20 per share or $2,500(1)
11/02/99	Common Stock	25,000	Hunt, Terry	Private Placement for $.20 per share or $5,000(1)
01/01/00	Common Stock	450,000	GFS Investments	Non-cash compensation for bussines consulting services provided
01/01/00	Common Stock	86,125	CD Ventures	Non-cash compensation for bussines consulting services provided
01/09/00	Common Stock	30,000	Bradiq Limited	Non-cash compensation for bussines consulting services provided
01/31/00	Common Stock	1,000	John Simmons	Non-cash compensation for bussines consulting services provided
01/04/00	Common Stock	5,250	Vincent & Darci Manella	Private Placement for $.20 per share or $1,050(1)
01/04/00	Common Stock	5,000	Bradley Walton	Private Placement for $.20 per share or $1,000(1)
01/04/00	Common Stock	6,000	Eric-Morgan Johnson	Private Placement for $.20 per share or $1,200(1)
01/04/00	Common Stock	17,500	Kyle Dixon	Private Placement for $.20 per share or $3,500(1)
01/04/00	Common Stock	6,250	Clarence Powell	Private Placement for $.20 per share or $1,250(1)
01/04/00	Common Stock	8,000	Adam Sokoloff	Private Placement for $.20 per share or $1,600(1)
01/04/00	Common Stock	1,000	Megan Blackwell	Private Placement for $.20 per share or $200(1)
01/04/00	Common Stock	11,250	William Johnson	Private Placement for $.20 per share or $2,250(1)
01/04/00	Common Stock	4,000	Booze, Andre	Private Placement for $.20 per share or $800(1
01/04/00	Common Stock	3,000	Brown, Janet	Private Placement for $.20 per share or $600(1)
01/04/00	Common Stock	2,500	Epps, Kenya	Private Placement for $.20 per share or $500(1)
01/04/00	Common Stock	2,500	Lowery, Leneithra	Private Placement for $.20 per share or $500(1)
01/04/00	Common Stock	4,000	Maddox, Kelvin	Private Placement for $.20 per share or $800(1)
01/04/00	Common Stock	2,500	Reid, Jacqueline	Private Placement for $.20 per share or $500(1)
01/04/00	Common Stock	20,000	Tillman, Howard	Private Placement for $.20 per share or $2,000(1)
01/13/00	Common Stock	15,000	Clark, Janet	Private Placement for $.20 per share or $3,000(1)
01/21/00	Common Stock	5,000	Hill, Judy C.	Private Placement for $.20 per share or $1,000(1)
02/23/00	Common Stock	10,000	A2Z Professional Services	Private Placement for $.20 per share or $2,000(1)
02/23/00	Common Stock	15,000	Anthony Campbell	Private Placement for $.20 per share or $3,000(1)
03/03/00	Common Stock	37,500	Jarrette Braithewaite	Private Placement for $.20 per share or $7,500(1)
03/03/00	Common Stock	100,000	Bond, Keith Nelson	Private Placement for $.20 per share or $20,000(1)
03/31/00	Common Stock	2,500	Collin-Hassan, Vicki	Private Placement for $.20 per share or $500(1)
05/15/00	Common Stock	200,000	Tunji Odegbami	Private Placement for $.20 per share or $40,000(1)
09/07/00	Common Stock	5,000	Stone Mountain Investments	Private Placement for $.20 per share or $1,000(1)
11/30/00	Common Stock	18,750	Jerry Webber	Private Placement for $.20 per share or $3,750(1)
03/07/01	Common Stock	70,000	Keshi, Joseph	Private Placement for $.20 per share or $14,000(1)
04/27/01	Common Stock	12,000	Mitchell, Morgan	Private Placement for $.20 per share or $1,600(1)
05/02/01	Common Stock	25,000	Ira Sokolloff	Private Placement for $.20 per share or $5,000(1)
05/02/01	Common Stock	2,500	Tillman, Hubert	Private Placement for $.20 per share or $500(1)
05/02/01	Common Stock	2,500	Smith, Ernest and Tonja	Private Placement for $.20 per share or $500(1)
05/02/01	Common Stock	500	Tang, Michael K.K.	Private Placement for $.20 per share or $100(1)
05/30/00	Common Stock	5,000	Evans, Tracy	Private Placement for $.20 per share or $1,000(1)
05/02/01	Common Stock	2,500	Tillman, Betty	Private Placement for $.20 per share or $500(1
05/30/00	Common Stock	1,000	Robert Taylor	Private Placement for $.20 per share or $200(1)
05/30/00	Common Stock	500	Julian Carter	Private Placement for $.20 per share or $100(1)
05/02/01	Common Stock	2,500	Weaver, Anthony	Private Placement for $.20 per share or $500(1)
05/03/01	Common Stock	12,500	Arnold Cink	Private Placement for $.20 per share or $2,500(1)
06/11/01	Common Stock	6,250	Randy Gray	Private Placement for $.20 per share or $1,250(1)
07/11/01	Common Stock	185,093	Thomas J. Craft, Jr.	Shares issued in connection with a merger
07/11/01	Common Stock	185,093	Richard Rubin	Shares issued in connection with a merger
07/11/01	Common Stock	92,546	Ivo Heiden	Shares issued in connection with a merger
05/30/00	Common Stock	10,000	Gay, Arunious	Private Placement for $.20 per share or $2,000(1)
05/30/00	Common Stock	14,500	Jones, Karhan	Private Placement for $.20 per share or $2,900(1)
10/03/01	Common Stock	20,000	Barr, Thomas	Private Placement for $.20 per share or $4,000(1)
10/03/01	Common Stock	2,500	Arnaut, Nichole	Private Placement for $.20 per share or $500(1)
(1) We relied upon Section 4(2) of the Act as the basis for the exemption from the registration requirements of the Act and there was no public solicitation involved. The shares of restricted common stock were sold to private investors. All recipients either received adequate information about the Company or had access, through employment or other relationships, to such information.

The calculation of the sale price of restricted shares, as discussed herein, takes into consideration that PlanetLink was a private company with no trading market and therefore its securities are not considered liquid instruments. The prices at which PlanetLink's restricted shares were issued and sold was determined by PlanetLink's management based upon the lack of marketability of the restricted shares, that fact that no trading market ever existed for PlanetLink's securities, and the disadvantages of having a minority equity investment in a private company. The management believes that all sales of restricted shares were fair under the circumstances and at the dates of the respective transactions.

Management's Discussion and Analysis

Forward-Looking Statements; Market Data

Forward-Looking Statements: This report and other statements issued or made from time to time by PlanetLink contain statements which may constitute "Forward-Looking Statements" within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934 by the Private Securities Litigation Reform Act of 1995, 15 U.S.C.A. Sections  77Z-2 and 78U-5 (SUPP. 1996). Those statements include statements regarding the intent, belief or current expectations of the Company, its officers and directors and the officers and directors of the Company's subsidiaries as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

We make forward-looking statements in this management discussion and analysis. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. We generally intend the, words "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate" and similar expressions to identify forward-looking statements.

This discussion contains certain estimates and plans related to the industry in which we operate. The estimates and plans assume that certain events, trends and activities will occur, of which there can be no assurance. In particular, we do not know what level of growth in the industry we operate in, and particularly in the satellite industry. If our assumptions are wrong about any events, trends and activities, then our estimates for future growth from our business operations may also be wrong. There can be no assurance that any of our estimates as to our business growth will be achieved.

Results of Operations

PlanetLink is also referred to as "we", "us" and "our".

Results of Operations - For the Nine Months Ended September 30, 2001

Revenues. Our sales increased to $392,592 for the nine months ended September 30, 2001. This increase is primarily attributable to revenues related to the sale of EchoStar dish networks through growth of our network and our retail locations.

Coast of Goods Sold. Our cost of sales consists primarily of costs associated with the wholesale cost of buying dish satellite equipment from EchoStar and costs associated with distribution of such equipment. We had cost of goods sold of $202,511 during the nine months ended September 30, 2001. We expect cost of goods sold to increase in future periods only to the extent that our sales volume increases.

Gross Margin. For the nine months ended September 30, 2001, we had a gross profit margin of 52%.

Operating Expenses. Our operating expenses consist primarily of payroll and related taxes, expenses for executive and administrative personnel, facilities expenses, professional and consulting services expenses, travel and other general corporate expenses. We had operating expenses for the nine months ended September 30, 2001 of $246,819.
Our operating expenses are expected to decrease as a percentage of revenue in future periods because our existing operating infrastructure is expected to allow increases in revenues without having to incrementally add operating expenses. However, we expect these expenses to increase in absolute dollars as we continue to expand our network of retail locations and incur additional costs related to the growth of our business and being a public company.

Loss from Operations. We had a loss from operations of $56,737 for the nine months ended September 30, 2001. The loss from operations is mainly attributable to initial cost associated with expanding our network of retail locations.

Net Loss. Our net loss for the nine months ended September 30, 2001 was $54,978.

Liquidity and Capital Resources.

As of September 30, 2001, we had $37,770 of cash and cash equivalents compared to $1,130 at December 31, 2000. We had $138,991 or 4% more accounts receivable on September 30, 2001 compared to $133,522 on December 31, 2000. We believe that our accounts receivable are fully collectable. As of September 30, 2001, we had current assets of $177,700 compared to current assets of $134,652 as of December 31, 2000 or an increase of 32%.

We had fixed assets of $29,085 as of September 30, 2001 compared to fixed assets of $1,612 at December 31, 2000. Total assets increased by 51% from $136,839 at December 31, 2000 to $206,785 at September 30, 2001.

Our total current liabilities increased insignificantly to $359,363 at September 30, 2001 compared to total current liabilities of $348,554 at December 31, 2000. We had no long-term liabilities as of September 30, 2001 and December 31, 2000.

Net cash used in operating activities was $60,538 for the nine months ended September 30, 2001. This use of cash is principally the result of our net loss and an increase in accounts receivable of $13,345. The increase in accrued payroll and related taxes offset our cash used in operating activities.

Net cash used in investing activities was $27,473 during the nine months ended September 30, 2001. We acquired office and computer equipment during the nine months ended September 30, 2001.

Net cash provided by financing activities was $124,790 for the nine months ended September 30, 2001. We financed our negative cash flow from operations through the sale of common stock and through loans from officers. We received proceeds in the amount of $114,114 during the nine months ended September 30, 2001 from the issuance of restricted shares of common stock. We also received $12,870 in proceeds from our officers.

We do not have existing capital resources available that are sufficient to fund our operations and capital requirements as presently planned over the next twelve months. We are actively pursuing additional funds through the issuance of debt and/or equity instruments.

RISK FACTORS

You Should Carefully Consider The Following Risk Factors and Other Information in this Current Report on Form 8-K before Investing in PlanetLink's Common Stock. The Risk Factors Relate to the Business of PlanetLink/

INDUSTRY RISK

Competition; the Competitive Landscape Changes Constantly
We operate in a very competitive business environment involving the telecommunications industry. Competition in telecommunications may affect our ability to increase our customer base and generate revenues. The barriers to entry in the markets in which we operate, long-distance telephone service, direct broadcasting satellite television service, and Internet access, are relatively low in that the initial capital investment required to enter these markets is minimal. Therefore, there are a large number of small businesses, many of them local, who resell long-distance, DBS and Internet access services to consumers. These small businesses typically focus on a single city or relatively limited area. Although the geographic range of these types of competitors is limited, many of these companies are fiercely competitive with us in their fees for services and some of these companies have greater financial resources and longer operating history than we do. In addition, we face increasing competition from formerly local-distance exchange carriers, such as the Bell companies, which have begun offering long-distance telephone service to their customers. These local service carriers have far more resources than we do, and will generally have lower marketing and operational costs, thus allowing them to price their long-distance telephone services at rates that may be lower than the rates we charge our customers.
Our direct broadcast satellite business faces competition from other current or potential multi-channel programming distributors, including other direct broadcast satellite operators, direct-to-home distributors, cable operators, wireless cable operators, Internet and local and long-distance telephone companies, which may be able to offer more competitive packages or pricing than we or EchoStar can provide. In addition, the direct broadcast satellite industry is still evolving and recent or future competitive developments could adversely affect us.

Regulations Could Adversely Affect us
As a distributor for direct broadcast satellite operators and and a reseller of long-distance telephone service, we are not directly subject to rate regulation or certification requirements by the Federal Communications Commission ("FCC") or state public utility commissions because we are not engaged in the provision of common carrier services. However, the communications service providers for whom we act as a sales agent are subject to varying degrees of federal, state and local regulation. Many aspects of regulation at the federal, state and local levels currently are subject to judicial review or are the subject of administrative or legislative proposals to modify, repeal, or adopt new laws and administrative regulations and policies, the results of which we are unable to predict. The United States Congress and the FCC have in the past, and may in the future, adopt new laws, regulations and policies regarding a wide variety of matters, including rulemaking to implement provisions of the Telecommunications Act of 1996 ("Telecom Act"), that could, directly or indirectly, affect the operation of our business. Our business prospects could be materially adversely effected (1) by the application of current FCC rules or policies in a manner leading to a change in the regulatory status of our satellite television and telecommunications operations, (2) by the adoption of new laws, policies or regulations, (3) by changes in existing laws, policies or regulations, including changes to their interpretations or applications, that modify the present regulatory environment, or (4) by the failure of certain rules or policies to change in the manner anticipated by us.

Low Margin Business, Increasing Competition and Margin Pressure
The telecommunication industry in which we operate is typically characterized by strong competition and low profit margins. As a result, our results of operations are sensitive to, and may be materially adversely impacted by, among other things, competitive pricing pressures, regulatory changes and changes in consumer preferences.

The industry we operate in is undergoing a change as producers, manufacturers, distributors and resellers seek to lower costs and increase services in an increasingly competitive environment. While the telecommunication industry has recently been confronted by relatively volatile demand, resulting in increasing pressure on the industry's already low profit margins, it is expected that in the long-term the demand for telecommunication products and services will grow faster than the economy. Nevertheless, in response to recent declines in demand for telecommunication products and services, we will pursue a multi-faceted strategy that includes various cost savings and value-added initiatives, such as bundling our telecommunications products and services, and pursuing growth in revenues through strategic acquisitions and alliances. We believe that our ultimate success will depend on our ability to pursue and execute these strategic initiatives, continue efforts in reducing costs and enhancing operating margins. Any significant delay or failure in the implementation of these strategic initiatives could result in diminished sales and operating margins or failure to sustain growth a present levels. No assurance can be given that our strategic initiatives, if implemented, will result in continued increased sales or enhanced profit margins.

Rapid Technological Change, Risks Associated with new Products and Services
The industry we operate in is characterized by rapidly changing technology. We are required to continually improve our products and services in order to meet the growing demand by our customers for new features and capabilities. Our future success will partly depend upon our ability to introduce new telecommunication products and services and to add new features and enhancements to our products and services that keep pace with technological and market developments. The development of new products and services and the enhancement of existing services and products entails significant technical risks as well as costs. There can be no assurance that we will be successful in (i) maintaining and improving our customer base, computer systems and web site, (ii) effectively identifying and using new technologies in the DBS business, (iii) adapting our products and services to emerging industry standards or (iv) developing, introducing and marketing products and service enhancements or new products and services. Furthermore there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these products and services, or that our new product and service enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If we are unable, for technical or other reasons, to develop our long-distance telephone, DBS resale and Internet access business activities and introduce new products and services or the enhancement of our existing products and services in a timely manner in response to changing market conditions or customer requirements, or if potential new products and services do not achieve market acceptance, our business, results of operations or financial condition could be materially and adversely affected.

Competition in the Direct Broadcasting Satellite Market is intense and growing, and we may be unable to compete effectively
The DBS market is highly competitive, and we expect competition to intensify in the future. DBS television systems face competition from several sources, such as traditional hard-wire cable companies, wireless cable, and other alternative methods of distributing and receiving television transmissions. In areas where terrestrial air broadcast signals can be received without cable television, cable television systems have also experienced competition from the availability of broadcast signals generally and have found market penetration more difficult. We do not have significant market share in any of our markets. Our competitors in each of our existing and future markets have greater financial, technical, marketing and other resources, including brand or corporate name recognition, than we do. In addition, a continuing trend towards business combinations and alliances in this industry may create significant new competitors for us. Many of these combined entities will have resources far greater than ours. These combined entities may provide bundled packages of communications video programming or cable services, including local, long distance and digital subscriber line services, that compete directly with the services we now offer or may offer in the future. These entities may also offer services sooner and at more competitive rates than we do. No assurance can be given that we will compete successfully with hard-wire cable and other pay television systems, or other companies engaged in providing services provided by us.

Regulation and Privacy Issues in the Internet Access Market
The Internet access market is relatively new and rapidly changing, and federal and state regulation relating to the Internet and online services is evolving. We are aware of certain industry requests of the Federal Communications Commission (the "FCC") to review the impact of Internet usage on U.S. telecommunications service providers, in particular, the generally lower cost structure for data transmission versus voice transmission. FCC regulatory review and rulemaking could result in new regulation of the Internet and online industry changes in current rules governing telecommunications or both. In turn, this could result in increased telecommunications costs for the Internet and online industry. These or other regulatory initiatives could have a material adverse effect on our Internet Access business, results of operation or financial condition, especially our efforts to build a significant Internet customer base.

There has been a growing concern about privacy and the collection, distribution and use of information about individuals and businesses, and we may be subject to various federal and state regulations concerning such activities. Although our compliance with such federal and state regulations has not had a material adverse effect on us, no assurance can be given that additional federal or state laws or regulations (including antitrust and consumer privacy laws) will not be enacted or applied to us or certain of our customers, in particular, users of e-commerce and online services. Any such guidelines, laws or regulations could adversely affect our ability to use customer information, or could otherwise have a material adverse effect on our Internet Access business, results of operations or financial condition. We have adopted policies to address certain privacy concerns, including restricting access to our database, limiting the type of information that we provide to third parties, requiring each employee to sign a nondisclosure and confidentiality agreement, and implementing data security systems on our computers and server. However, there can be no assurance that such policies and arrangements will be effective, and to the extent that they are not effective, our Internet access business, results of operations or financial condition could be materially and adversely affected.

COMPANY RISK

Limited Documentation of Past Corporate Actions
During the period from our inception until mid-year 2001, as a private non-reporting company, we did not necessarily have in place proper internal corporate control procedures or mechanisms and those internal corporate control procedures which were in place may not have been complete. Our corporate actions may not have been properly and adequately documented in all material respects. As a result, we may be unaware of corporate acts which may have a material adverse effect on our business, financial condition or results of operations. It is our intention to take any remedial action that may be necessary to keep and maintain proper corporate records.

Limited Operating History
We have a limited operating history from which you can evaluate our business and prospects. Since our incorporation in May 1999 until September 30, 2001, we have incurred operating losses of $586,625 and we cannot assure you that we will be profitable in the future. You must evaluate our business prospects in light of the uncertainties encountered by companies in the early stages of development. Some of the uncertainties we face include uncertainties about our ability to:
-  increase the efficiency and function of our products and services,
-  respond effectively to the increasingly competitive environment,
-  respond effectively to our increasing portfolio of customers, and
-  develop appropriate strategic alliances with our agents.

Failure to Implement Business Strategy
Failure to implement our business strategy could adversely affect our operations, our financial position and our results of operations and possibly our ability to generate sufficient cash to pay current and long-term liabilities. Our ability to execute our business strategy depends on our ability to:
-  manage our indebtedness and raise sufficient capital to pursue our business plan,
- expand our market share,
- identify and target new markets for our products and services,
- increase our product availability,
- automate our operations,
- advertise in an effective yet cost efficient manner,
- retain our key employees, and
- manage growth successfully.

The Effects of New Federal Satellite Television Legislation on Our Business Is Unclear
On November 29, 1999, the President signed the Satellite Home Viewer Improvement Act of 1999. The Act contains provisions that will be phased in over time. In addition, the FCC and other federal agencies have undertaken rulemakings and studies in connection with this legislation. Therefore, we cannot predict the effect of this new law on our business at this time. The Act resolves many of the issues involved in years of litigation between the networks and the direct broadcast satellite industry regarding retransmission of network programming to direct broadcast satellite subscribers. Generally, it also preserves the industry's right to retransmit distant network programming to subscribers in "unserved" areas. It also extends through December 31, 2004 the statutory right, for a copyright royalty fee, of the industry to retransmit independent programming -so-called superstations - to subscribers as "distant" signals. Further, satellite carriers will be required to deliver signals only to households that cannot clearly receive over-the-air network signals with a rooftop antenna. Among other things, the Act directs the FCC to take actions to prescribe the picture quality standard that the FCC uses to predict what households do not receive a strong enough network broadcast signal over-the-air and therefore are eligible to receive distant network signals. The FCC has initiated a rulemaking proceeding to consider this standard. The effect on our business of these FCC actions and other studies and rulemakings that the FCC will undertake cannot be predicted at this time.

Programming Costs May Increase, which Could Adversely Affect Our Direct Broadcast Satellite Business
Programmers could increase the rates that EchoStar pays for programming. As a result, our costs would increase. This could cause us to increase our rates and lose either customers or revenues. The law requires programming suppliers that are affiliated with cable companies to provide programming to all multi-channel distributors - including EchoStar - on nondiscriminatory terms. The rules implementing this law are scheduled to expire in 2002. If they are not extended, these programmers could increase EchoStar's rates, and therefore ours. If we increase our rates, we may lose customers. If we do not increase our rates, our costs, revenues and financial performance could be adversely affected.

We May Lose Our EchoStar Rights After the Initial Term of Our Agreements
We may or may not be able to continue in the EchoStar business after the current EchoStar satellites are replaced. If we can continue, we cannot predict what it will cost us to do so. Our revenues and financial performance would be adversely affected if we are not able to continue in the EchoStar business for the reasons described above.

Satellite and Direct Broadcast Satellite Technology Could Fail or Be Impaired
If any of the EchoStar satellites are damaged or stop working partially or completely for any of a number of reasons, EchoStar customers would lose programming. We would in turn likely lose customers, which could materially and adversely affect our operations, financial performance and the trading price of our common stock. Direct broadcast satellite technology is highly complex and is still evolving. As with any high-tech product or system, it might not function as expected.

We Depend Significantly on our strategic Relationships EchoStar and its subsidiary Starband
Under our agreements with EchoStar, we may not maintain DBS distribution systems or market direct-to-home satellite broadcast services for others in the US or Canada. Consequently, we are totally dependent on EchoStar as our sole supplier of DBS units. Events which we cannot control at EchoStar, as our DBS unit provider, could adversely affect us. Moreover, the satellite communications and programming industry is regulated and regulations may be enacted that could have an adverse effect on our DBS providers. We also depend on our agreement with Starband to provide satellite based Internet access. Termination of our distribution contracts would have a material adverse effect on us.

In addition, we face the following risks in relying on these third parties
If our distribution agreements with EchoStar and other third parties are not successful, we may be unable to successfully maintain and further develop a market for our products and services. We have entered into an agreement with EchoStar to distribute their DBS service. We have no minimum volume commitments from EchoStar. EchoStar may be subject to delays and unforeseen problems such as shortages of critical components and other supply problems, manufacturing defects and cost overruns. Moreover, EchoStar and any other manufacturer may require substantial lead times to manufacture anticipated quantities of the satellite units we and other distributors resell. EchoStar may have very little time to remedy unforeseen delays or problems that may arise. Such delays and other problems could impair our sales and marketing  and make it difficult for us to attract and retain subscribers. In addition, any discontinuation or disruption of our relationship with EchoStar would require us to identify and contract with alternative sources of DBS service. We previously terminated our business relationship with DirecTV, which at present is the only other DBS operator and therefore we may be unable to continue our DBS business.

Direct Broadcast Satellite Equipment Shortages Could adversely Affect Our Direct Broadcast Business
There have been periodic shortages of direct broadcast satellite equipment and there may be such shortages in the future. During such periods, we may be unable to accept new subscribers and, as a result, potential revenue could be lost. If we are unable to obtain direct broadcast satellite equipment in the future, or if we cannot obtain such equipment on favorable terms, our subscriber base and revenues could be adversely affected.

Direct Broadcast Satellite Services Face Competition from Cable Operators
One of the competitive advantages of direct broadcast satellite systems is their ability to provide customers with more channels and better-quality digital signal than traditional analog cable television systems. Many cable television operators are making significant investments to upgrade their systems from analog to digital. This upgrade will significantly increase the number of channels that cable television operators can provide to their customers and the quality of the transmission. In addition, many cable television operators are upgrading their systems to provide their customers with high-speed Internet access. These upgrades could make cable television a more attractive alternative for consumers, which could have an adverse effect on our direct broadcast satellite business.

We Could Lose Money Because of Signal Theft
If signal theft becomes widespread, our revenues would suffer. Signal theft has long been a problem in the cable and direct broadcast satellite industries. EchoStar uses encryption technology to prevent people from receiving programming without paying for it. The technology is not foolproof and there have been published reports that it has been compromised.

Lack of Profitability
We may not achieve profitability in the near term, if at all. During the nine months ended September 30, 2001, we incurred an operating loss of $54,978. Since our inception in July 1998, we have incurred operating losses and have had negative operating cash flows each fiscal year. We cannot assure you that our revenues will increase to the level necessary to cover our operating expenses. In addition, our financial condition may be materially adversely affected as a result of aggregated liabilities as a result of the issuance of the notes and other debts obligations. As we become a reporting company with a class of securities registered under the Exchange Act, we may be dependent upon the willingness of third parties including private investors and vendors to accept PlanetLink Shares or our other debt or equity securities in order to fund our operating expenses.

Liquidity and Financing Requirements
In order to continue to pursue our business strategy and growth plans, we may require significant amounts of capital. Currently, we do not have any arrangements to finance future growth and capital expenditures. We cannot assure you that financing will be available at all or on terms acceptable to us. In addition, we plan to finance the repayment of our debt and any negative cash flow from operations through the issuance of PlanetLink Shares and our other debt and equity securities. We cannot predict the impact of such issuance on our liquidity and financial condition. Our inability to raise capital and meet our financing requirements at terms acceptable to us would have a material adverse effect on our business, financial condition and future prospects.

Risk of Nonpayment from Customers
A portion of our customer base may have bad credit which may result in a risk of nonpayment to us. We disconnect service to nonpaying customers as soon as we are legally permitted to do so under the applicable state laws and regulations. Each state has enacted notice requirements that a telephone service carrier must comply with prior to disconnecting a customer's telephone service and while these notice requirements vary from state to state, they typically range from approximately 30 to 60 days' notice. As a reseller, we may face a significant risk that we may be forced by state law to continue to provide telephone service to a nonpaying customer for an extended period of time. As a result, our financial position and results of operations may be materially adversely effected if regulations regarding resellers are adopted. We cannot assure you that additional states will not increase the required notice period in connection with the disconnection of nonpaying customers and therefore make conducting business in these states cost prohibitive.

Ability to Retain Key Personnel
Our success is largely dependent upon our ability to retain our key personnel including our President, Kayode A. Aladesuyi. We do not have "key person" life insurance for Mr. Aladesuyi. The loss of the service of Mr. Aladesuyi or one or more of our key personnel could have a material adverse effect on our business. We have not entered into employment agreements or non-compete agreements with any of our key personnel. Such employees may terminate their employment with us at any time. If one or more of our key employees resign to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential customers to any such competitor could have a material adverse effect on our business, financial condition and results of operations. If we lose any such personnel, we cannot assure you that we would be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel.

Risk of System Disruption
Our information and computer systems including our Internet server could be vulnerable to, among other factors, disruptions caused by system failures, power losses, communication problems or natural disasters. In addition, our services may be vulnerable to break-ins and similar disruptive problems. Further, weaknesses in communications media, such as the Internet, may compromise the security of confidential electronic information exchanged with other businesses. Disruptions of service or security breaches could cause losses to us reduce customer satisfaction in our products and services or otherwise have a material adverse effect on our business, results of operations or financial condition. To date, we have not experienced material disruptions of services or security breaches. However, there can be no assurance that such problems will not occur in the future.

Our future profitability may dependent on the introduction and acceptance of our broadband and other online services
A portion of our revenue is dependent on satellite based Internet access and other internet services. Demand and market acceptance for these recently introduced services and products over the Internet are subject to a high level of uncertainty. Critical issues concerning the use of the Internet, such as ease of access, security, reliability, cost and quality of service, remain unresolved and may affect the growth of Internet use or the attractiveness of conducting commerce online. In addition, the Internet and online services may not be accepted as a viable marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and online services continue to experience significant growth, there can be no assurance that the infrastructure of the Internet and online services will prove adequate to support increased user demands. In addition, the Internet or online services could lose their viability due to delays 'in the development or adoption of new standards and protocols required to handle 'increased levels of Internet or online service activity. Changes in or insufficient availability of telecommunications services to support the Internet or online services also could result in slower response times and adversely affect usage of the Internet and online services generally and us in particular. If use of the Internet and online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and online services does not effectively support growth that may occur, or if the Internet and online services do not become a viable commercial marketplace, we would be materially adversely affected.

INVESTMENT RISK

Absence of Dividends
We have never declared or paid cash dividends on PlanetLink Shares and we do not anticipate paying any cash dividends in the foreseeable future on any of our capital stock.

Regulatory Risk
We and our competitors may be subject to state and federal statutes and rules regulating the telecommunications industry. These regulations vary from state to state and consist of items such as:
- approval procedures for resale agreements;
- certification or licensing procedures and requirements;
- tariff requirements;
- reporting requirements; and
- requirements in connection with customer billing, suspension and disconnection.

We believe we are in substantial compliance with all of these laws and regulations and that these laws and regulations, if applicable to us, have not had any material adverse effect on our ability to operate our business. Changes in existing laws or regulations, or in their interpretation, or the adoption of any additional laws or regulations, could have a material adverse effect on our business.

A substantial portion of the market for our products and services are consumers who may have been disconnected by their local service carrier for nonpayment of long-distance service. Several states are examining the billing policies of these carriers which permit them to disconnect their customers for nonpayment of long-distance services. A change in this policy may have an adverse impact on our earnings and our ability to attract customers.

Our projections are based on assumptions that may change and therefore are not necessarily indicative of future performance
Any projections included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control, and reflect future business decisions, which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect our results. Consequently, actual results will vary from the projections and these variations may be material. Prospective investors are cautioned not to place reliance on projections. We do not intend to update or otherwise revise any projections to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The projections were not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public accountants or generally accepted accounting principles and have not been examined, reviewed or compiled by independent auditors.

Significant Fluctuations in Quarterly Operating Results
We may experience significant fluctuations in future quarterly operating results from a number of factors, including (i) the timing and nature of expansion efforts in both new and existing markets, (ii) the introduction of new products or services and the market response to those introductions, (iii) the timing and nature of sales transactions for online services and other products and services, (iv) relationships with our customers, (v) seasonal trends, (vi) changes in pricing policies or service offerings, (vii) changes in the level of marketing and other operating expenses to support future growth, (viii) competitive factors and (ix) general economic conditions. Consequently, quarterly revenues and operating results may fluctuate significantly, and we believe that period-to-period comparisons of results will not necessarily be meaningful and should not be relied upon as an indication of future performance.

Acquisition Strategy
Partly in response to changes in the resale telecommunication industry discussed above, we may pursue a strategy of growth through acquisitions in the telecommunication markets we conduct business, both within our existing Georgia and Southeastern US market and beyond. We intend to pursue strategic acquisition opportunities in both our existing and new geographic markets. In pursuing an acquisition strategy, we face risks commonly encountered with growth through acquisitions, including completed acquisitions. These risks include, but are not limited to, incurring significantly higher than anticipated capital expenditures and operating expenses, failing to assimilate the operations and personnel of acquired businesses, failing to install and integrate all necessary systems and controls, loss of customers because of declines in quality of service, entering markets in which we have no or only limited experience, disrupting our ongoing business and straining our management resources. Realization of the anticipated benefits of a strategic acquisition may take several years or may not occur at all. Our acquisition strategy may place a significant strain on our management, operational, financial and other resources. The success of the our acquisition strategy will depend on many factors, including our ability to (i) identify suitable acquisition opportunities, (ii) successfully negotiate acquisitions at valuations that will provide satisfactory returns on invested capital, (iii) successfully integrate acquired operations quickly and effectively in order to realize operating synergies, and (iv) obtain necessary financing and/or utilize our securities, if necessary, on satisfactory terms. There can be no assurance that we will be able to successfully execute and manage our acquisition strategy, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Developing Market, Future Reliance on the Internet
The telecommunication industry and in particularly the Internet access market is rapidly evolving. As is typical for new and rapidly evolving industries, demand and market acceptance for recently introduced products and services offered are subject to a high level of uncertainty. Our success will also depend on the willingness of consumers to increase their use of online services. The Internet has experienced, and is expected to continue to experience, substantial growth in the number of users and amount of traffic, resulting in some cases in substantial delays for users. The Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, or due to increased governmental regulation. There can be no assurance that the infrastructure (e.g., reliable network backbone) or complementary services (e.g., secure transaction processing) necessary to make the Internet a viable commercial marketplace will develop, or, if developed, that the Internet will become a viable commercial marketplace. If the necessary infrastructure or complementary services are not developed, or if the Internet does not become a viable commercial marketplace, our business and our results of operations or financial condition could be materially and adversely affected.

Need for Additional Capital
We may need to procure additional financing from time-to-time, the amount and timing of which will depend on a number of factors including the pace of our acquisition strategy, expansion of our markets and customer base, the nature of the services offered, future introduction of new products and services, new sales and marketing efforts and the cash flow generated by our operations. We cannot predict the extent to which it will require additional financing and we cannot predict the acceptance of our securities in the market. There can be no assurance regarding the availability or terms of additional financing, whether debt or equity, we may be able to procure over time. Any future debt financing or the authorization and issuance of preferred stock by us would be senior to the rights of the holders of presently issued and outstanding PlanetLink Shares, and any future issuance of additional PlanetLink Shares would result in the dilution of the then existing Shareholders' proportionate equity interests and could adversely effect the market, if any, in PlanetLink Shares.

Our Shares will be concentrated among Management and a small group of Investors
After consummation of the merger, Mr. Kayode A. Aladesuyi, our president and chief executive officers, will beneficially own approximately 60% of the outstanding PlanetLink Shares and therefore will be able to elect all directors, who in turn have the right to designate all of our officers. By virtue of his control, he will have substantial influence over fundamental corporate transactions (such as certain mergers and sales of assets) requiring stockholder approval.

Shares Eligible for Future Sale
As a reporting company under the Exchange Act, sales of a substantial number of unregistered PlanetLink Shares in the public market after certain holding periods could adversely affect the market price of our Shares. Upon the expiration of such holding periods, pursuant to Rule 144 under the Securities Act of 1933, such holders of restricted PlanetLink Shares may sell such shares without registration, subject to certain limitations, including limitations on volume of sales, and the requirement to file Form 144 under the Act, and subject to PlanetLink remaining current in its reporting obligations under the Exchange Act. After a two-year holding period, persons who are not "affiliates" as that term is defined under the Securities Act, may sell restricted PlanetLink Shares without regard to the volume limitations or filing requirements of Rule 144 and without the requirement that PlanetLink be current under the Exchange Act . If holders of restricted PlanetLink Shares sell or otherwise dispose of a substantial number of PlanetLink Shares in the public market, the market price for our Shares could be adversely affected.

Issuance of Future Shares May Dilutive Investors Share Value
PlanetLink's Certificate of Incorporation, as amended authorizes a total of 50,000,000 PlanetLink Shares. We anticipate that we will authorize additional PlanetLink Shares, which may be issued from time to time. The future issuance of all or part of the remaining authorized PlanetLink Shares may result in substantial dilution in the percentage of our Shares held by our then existing shareholders. Moreover, while we anticipate that a trading market will commence in our Shares, the issuance of additional PlanetLink Shares in the future may impact the trading price in our Shares. We also may issue restricted PlanetLink Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Shares held by investors, and might have an adverse effect on any trading market, should a trading market develop and be sustained in our Shares.

No Current Trading Market for PlanetLink Shares
There is currently no established public trading market for the PlanetLink Shares and there can be no assurance that an active trading market in our Shares will develop or, if developed, will be sustained. As a condition to the approval by the NASD of the commencement of quotation in our Shares on the OTC:BB, we will be required to clear comments, if any, from the SEC regarding this Form 8-K/A. There can be no assurance whether the SEC will have any comments regarding the disclosure in this Form 8-K/A, notwithstanding the fact that the SEC did not have any comments with respect to Fifth Avenue's Form 10-SB/12g registration statement or with respect to our Annual Report on Form 10-KSB or our Quarterly Reports on Form 10-QSB previously filed. Various factors, such as our operating results, changes in laws, rules or regulations, general market fluctuations and other factors may have a significant impact on the market price of our Shares, if and when a trading market commences. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies such as fluctuations in interest rates, the impact of overseas markets and political and economic conditions within the United States.

Penny Stock Regulation
Upon commencement of trading in our stock, if such trading occurs, of which there can be no assurance, our PlanetLink Shares may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of our securities will reach or maintain such a level.

FORWARD-LOOKING STATEMENTS

This Form 8-K/A contains certain forward-looking statements, including statements regarding (i) anticipated changes in our business, (ii) future plans regarding our business, and (iii) the our strategic initiatives. Such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Such statements are subject to certain risks and uncertainties, including those discussed below, which could cause actual results to differ materially from those that are expressed or implied from such forward-looking statements. These forward-looking statements speak only as of the date hereof. All of these forward-looking statements are based on estimates and assumptions made by us, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such forward-looking statements. As a result, no assurance is given that future results expressed or implied from such forward-looking statements will be achieved.

The information and factors contained herein, among others, in addition to the information described under Risk Factors, could cause us not to achieve results that are expressed or implied by forward-looking statements contained herein, or could otherwise cause our results of operations to be adversely affected in future periods. These include: (i) continued or increased competitive pressures from existing competitors and new entrants into the markets we operate in, (ii) unanticipated costs related to the implementation of our growth and operating strategies, (iii) loss of key member of management, (iv) inability to negotiate favorable terms with customers and suppliers, in particular Starband and EchoStar, (v) increases in costs of borrowing, if any, (vi) our inability to achieve our cost savings initiatives, to achieve synergies from acquisitions and/or to strengthen our customer base, (vii) deterioration in general or regional economic conditions, which have an impact on the sale of our products and services, (viii) adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to our existing operations, (ix) adverse determinations in connection with potential future litigation or other material claims and judgments against our company, (x) inability to achieve future sales levels or other operating results that support our cost savings initiatives, (XI) the unavailability of funds for capital expenditures, and (xii) lack of acceptance by the market for PlanetLink Shares or the value of PlanetLink Shares from time to time in the trading market, if any.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Reference is made to the Agreement and Plan of Merger which was filed as exhibit 2 to our Form 8-K filed with the SEC on August 6, 2001

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

In June 2001, Mr. Ernest Smith, Jr. resigned as Secretary. Mrs. Valerie Yvette Wells-Aladesuyi was appoint as our new Secretary.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) We have filed with this Form 8-K/A the audited financial statements of PlanetLink for the years ended December 31, 2000 and 1999. We also file with this Form 8-K amendment our financial statements for the interim period ended September 30, 2001.

Contents
Auditors’ Report	32
Financial statements
Balance sheets	33
Statements of operations	34
Statements of changes in stockholders’ equity	34
Statements of cash flows	34
Supplementary information	34
Summary of significant accounting policies	35
Notes to the financial statements	36

KAHN BOYD LEVYCHIN, LLP
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
99 Wall Street, 10th Floor New York, NY 10005
(212) 843-4100

 Auditors’ Report

To the Board of Directors
PlanetLink Communications, Inc.
Atlanta, Georgia

We have audited the accompanying balance sheets of Planetlink Communications, Inc. as of December 31, 2000, and the related statements of operations, changes in stockholders’ equity, and cash flows, and the accompanying supplementary information contained, which is presented only for supplementary analysis purposes, for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Planetlink Communications, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring losses from operations, and is dependent upon shareholders to provide sufficient working capital to maintain continuity. These circumstances create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kahn Boyd Levychin

Kahn Boyd Levychin,
Certified Public Accountants
July 17, 2002

PlanetLink Communications, Inc.
Balance Sheets
December 31, 2000

Assets	2000(as restated)
Current assets
Cash and cash equivalents	$1,130
Accounts receivable	133,522
Total current assets	134,652

Fixed assets
Furniture and equipment	2,015
2,015
Less: accumulated depreciation	403
Net fixed assets	1,612

Other assets
Security deposits	575
Total other assets	575
Total assets	$136,839

Liabilities and Stockholders' Equity
Current liabilities
Cash overdraft	$-
Accounts and accrued expenses payable	242,287
Payroll taxes payable	48,328
Line of credit payable (Note 1)	49,579
Officer's loan payable (Note 2)	8,360
Total current liabilities	348,554
Total liabilities	348,554

Stockholders' equity
Common stock (50,000,000 shares $.001 par value authorized,
2,091,410 shares issued and outstanding, respectively)	2,091
Additional paid-in capital	458,816
Accumulated deficit	(672,622)
Total stockholders' equity	(211,715)
Total liabilities and stockholders' equity	$136,839
See auditor's report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Statements of Operations
For the year ended December 31, 2000
2000(as restated)
Revenue
Satellite television services	$163,881
Local and long distance telephone services	258,588
Internet access	751
Total revenue	423,220
Cost of revenue
Satellite television service	205,680
Local and long distance telephone service	177,044
Internet access	-
Total cost of revenue	382,724
Gross profit	40,496
Operating expenses	607,739
Loss from operations	(567,243)

Other income (expense)
Miscellaneous income	16,780
Interest income	592
Interest expense	(9,926)
Total other income (expense)	7,446
Net loss	$(559,797)

Loss per weighted average shares of common stock outstanding	$(.6017)
Weighted average number of shares of common stock outstanding	930,296
See auditor's report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Statement of Changes in Stockholders' Equity
(adjusted for stock split)
For the year ended December 31, 2000 (as restated)
	Common Stock		Additional		Total
			paid-in	Accumulated	stockholders’
	Shares	Amount	capital	deficit	equity
Balance, December 31, 1999	710,785	$711	$141,446	$(112,825)	$29,332
Common stock issued for cash	675,750	676	177,099		177,775
Net loss				(418,822)	(418,822)
Balance, December 31, 2000, as previously reported	1,386,535	1,386	318,546	(531,647)	(211,715)
Prior period adjustment (Note 10)	704,875	705	140,270	(140,975)	-
Balance, December 31, 2000	2,091,410	2,091	458,816	(672,622)	(211,715)
See auditor's report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Statement of Changes in Stockholders' Equity
(prior to stock split)
For the year ended December 31, 2000 (as restated)
			Additional		Total
	Common Stock		paid-in	Accumulated	stockholders’
	Shares	Amount	capital	deficit	equity
Balance, December 31, 1999	142,157	$142,157	-	$(112,825)	$29,332
Common stock issued for cash	135,150	$135,150	$42,625	-	177,775
Net loss				(418,822)	(418,822)
Balance, December 31, 2000, as previously reported	277,307	277,307	$42,625	(531,647)	(211,715)
Prior period adjustment (Note 10)	140,975	140,975	-	(140,975)	-
Balance, December 31, 2000	418,282	418,282	42,625	(672,622)	(211,715)
See auditor's report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Statement of Cash Flows
For the years ended December 31, 2000
2000 (as restated)
Cash flows from operating activities:
Net loss	$(559,797)
Adjustments to reconcile net income
to net cash used by operating activities:
Depreciation	403
Common stock issued for fees and services	140,975
Changes in operating assets and liabilities
Decrease (increase) in accounts receivable	(133,523)
Increase in security deposits	(575)
Increase in accounts and accrued expenses payable	242,288
Increase in payroll taxes payable	48,328
Net cash used by operating activities	(261,901)

Cash flows from investing activities:
Purchases of office equipment	(2,015)
Net cash used by investing activities	(2,015)

Cash flows from financing activities
Proceeds from sale of common stock	177,775
Proceeds from line of credit	49,579
Cash overdraft	-
Decrease in officer's loan payable	-
Proceeds from officer's loan	8,360
Net cash provided by financing activities	235,714

Decrease in cash and cash and cash equivalents	(28,202)
Cash and cash equivalents, beginning of year	29,332
Cash and cash equivalents, end of year	$1,130

Supplementary disclosures of cash flow information
Cash paid during the year for:
Interest expense	$9,926
Income taxes	-
See auditor's report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Summary of Significant Accounting Policies

Organization

Planetlink Communications, Inc. ("the Company") was incorporated in the State of Georgia in May of 1999 and is in the business of reselling local and long distance telephone, internet, and direct television services. The Company suspended its local and long distance telephone services during 2000.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

Accounting basis and revenue recognition

The Company uses the accrual basis of accounting for financial statement and income tax reporting. Expenses are realized when the obligation is incurred.

The Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101) that provided the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. As a result to the adoption of SAB 101, the Company has adopted the following with respect to revenue recognition:   revenue from satellite television service comes from two sources,  activation fees and sales revenue; revenue from activation fees are recognized on the date that the customer’s account has been activated because activation fees are non refundable; sales revenue is recognized after installation of the satellite, and is recorded weekly;  revenue from local and long distance telephone service is recognized after the customer signs up, and is billed and recognized monthly. The Company does not believe that the adoption of SAB 101 has had a material effect upon its financial statements.

Fixed assets

Fixed assets are stated at cost. Depreciation is computed using accelerated methods over the following estimated useful lives:

Description	Estimated useful life
Furniture and fixtures	7 years
Equipment	5 years

Income taxes

The Company accounts for income taxes using the asset and liability method as required by Statement of Financial Accounting Standards No. 109, under which deferred tax assets and liabilities are determined based upon the differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

See auditors’ report and the accompanying notes to the financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results may differ from these estimates.

See auditors’ report and the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Notes to the Financial Statements

NOTE 1 – LINE OF CREDIT

The Company has a line of credit with Citizens Trust Bank. The line of credit accrues interest at 7.5% per annum.

NOTE 2 – OFFICER’S LOAN PAYABLE

The officer’s loan payable is non-interest bearing and due on demand.

NOTE 3 – INCOME TAXES

Temporary differences between the recognition of certain expense items for income tax purposes and financial reporting purposes are as follows:

2000 (as restated)
Net operating loss to be carried forward	$168,156
Less: valuation allowance	168,156
Net deferred tax asset	$ -

It is believed that the Company will not benefit from the deferred tax asset.

The Company incurred no Georgia state income tax expense for the year ended December 31, 2000, and utilized no tax carryforward losses.

The Company has a net operating loss carryover of $672,622 to offset future income tax. The net operating losses expire as follows:

December 31, 2009	$112,825
December 31, 2010	559,797

NOTE 4 – OPERATING FACILITIES
The Company maintains its offices under an operating lease that is scheduled to expire January 2001. The future minimum rental payments for these obligations are as follows:

December 31, 2001	$3,015

NOTE 5 – COMMITMENTS AND CONTINGENCIES
There are various legal proceedings against the Company. While it is not feasible to predict or determine the outcome of any of these cases, it is the opinion of management that their outcome will have no material adverse effect on the financial position of the Company.

NOTE 6 –MERGER WITH FIFTH AVENUE ACQUISITION I CORPORATION

Subsequent to the year ended December 31, 2000, PlanetLink entered into an agreement and plan of merger with Fifth Avenue Acquisition I Corp. and issued 462,732 of common stock to the shareholders of Fifth Avenue Acquisition I Corporation in exchange for the 1,000,000 issued and outstanding shares of Fifth Avenue Acquisition I Corporation. The plan called for Fifth Avenue Acquisition I Corporation to merge into the Company, with the Company remaining as the successor reporting company. The merger was done pursuant to a plan for the Company to go public in the second quarter of 2002.

NOTE 7 – STOCK SPLIT AND CHANGE IN PAR VALUE OF COMMON STOCK

On September 20, 2001, the Company effectuated a 5 for 1 forward split of its common stock. In addition the par value of its common stock was changed from $1 to $.001.

NOTE 8 - GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable of time.

As shown in the accompanying financial statements, the Company incurred a net loss of $559,797 for the year ended December 31, 2000, and as of December 31, 2000 had incurred cumulative losses since inception of $672,622.

The Company’s existence in the current and prior periods has been dependent upon operational revenues, advances from related parties and other individuals, and the sale of equity securities.

The ability of the Company to continue as a going concern is dependent on increasing revenue and obtaining additional capital and financing.

The Company’s management believes that its ongoing efforts to increase revenue and raise additional capital through the sale of equity securities and debt instruments will provide additional cash flows. However, there is no assurance that the Company will be able to obtain additional funding.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 9 – PRIOR PERIOD ADJUSTMENT AND RESTATEMENT OF PRIOR YEAR'S FINANCIAL STATEMENT

The balance sheet and statement of operations contained in the financial statements for the year ended December 31, 2000 have been restated. The reason for the restatement are as follows:

During the year ended December 31, 2001, a change was made to the Company’s accumulated deficit to properly account for the payment in 2000 of $140,975 for services rendered to the Company that were paid with the issuance of 140,975 shares of common stock which was not previously reflected in the 2000 financial statements.

The adjustment increased accumulated deficit by $140,975, increased common stock by $706 and increased additional paid-in capital by $140,269. In addition, operating expenses and net loss for the year ended December 31, 2000 were increased by $140,975.

NOTE 10 – SUSPENSION OF LOCAL AND LONG DISTANCE TELEPHONE SERVICES

Because of the current review by the Georgia Public Service Commission of the rules and regulations regarding Competitive Local Exchange Carriers (CLEC) in the telecommunications market, the Company is opting not to offer local and long distance telephone services until the regulatory environment makes it more profitable to compete. The Company is still licensed and capable of offering telephone service in the 9 Southeastern states.

NOTE 11 – SEGMENT INFORMATION

Because of the current review by the Georgia Public Service Commission of the rules and regulations regarding Competitive Local Exchange Carriers (CLEC) in the telecommunications market, the Company is opting not to offer local and long distance telephone services until the regulatory environment makes it more profitable to compete. The Company is still licensed and capable of offering telephone service in the 9 Southeastern states.

2000 (as restated)
Revenue
Satellite television services	$163,881
Local and long distance telephone services	258,588
Internet access	751
Total revenue	$423,220

The Company suspended its local and long-distance telephone services by the end of fiscal year 2000.

See auditors’ report and the summary of significant accounting policies.

Ceasar D. Richbow & Associates, LLC
Certified Public Accountants
195 Bradford Square, Suite C
Fayetteville, GA 30215
Phone 770-719-3848

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
PlanetLink Communications, Inc.
Atlanta, Georgia

We have audited the accompanying balance sheet of PlanetLink Communications, Inc. (a Georgia corporation) as of December 31, 1999, and the related statements of income, retained earnings , and cash flows for the year than ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of PlanetLink Communications, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as going concern. As discussed in the notes to the financial statements, the Company is dependent on receiving financing to further its operations. Moreover, the Company has incurred considerable operating losses during its development period. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in the notes to the financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                                                                                                                                    /s/ Richbow & Associates, LLC

Atlanta, Georgia
October 12, 2001

PlanetLink Communications, Inc.
Balance Sheet
December 31, 1999
Assets	1999
Current assets
Cash	$29,333
Total current assets	29,333

Total assets	$29,333

Liabilities and Stockholders' Equity
Total liabilities	-

Stockholders' equity
Common stock, $1.00 par value, 50,000,000 shares authorized and 142,157 shares issued,
and outstanding)	142,157
Retained earnings	(112,824)
Total stockholders' equity	29,333
Total liabilities and stockholders' equity	$29,333
See accompanying notes and accountants' report

PlanetLink Communications, Inc.
Statements of Income
Years ended December 31, 1999
1999
Revenue	$63,863
Cost of sales	3,971
Gross profit	59,891

Expenses
Selling and administrative	171,427
Interest	1,288

Income Before Income Taxes	(112,824)
Income Taxes	-
Net loss	$(112,824)
See accompanying notes and accountants' report

PlanetLink Communications, Inc.
Statement of Changes in Stockholders' Equity
Years ended December 31, 1999
	Common Stock		Additional	Accumulated	Total
	Shares	Par value	paid-in capital	deficit	stockholders’ equity
Issuance of common stock
to the company's president	85,295	85,295	-	-	85,295
at par
Issuance of common stock to
director/spouse	56,862	56,862	-	-	56,862
Net Loss				(112,824)	(112,824)
Balance, December 31, 1999	142,157	-	-	(112,824)	29,333
See accompanying notes and accountants' report

PlanetLink Communications, Inc.
Statements of Cash Flows
Year ended December 31, 1999
1999
Cash flows from operating activities:
Net loss	$(112,824)
Net cash used by operating activities	(112,824)

Net cash used by investing activities	-

Cash flows from financing activities
Proceeds from the sale of common stock	142,157
Net cash provided by financing activities	142,157

Net increase in cash	29,333
Cash and cash equivalents, beginning of year	$-
Cash and cash equivalents, end of year	$29,333
See accompanying notes and accountants' report

PlanetLink Communications, Inc.
Notes to Financial Statements

Note A - Summary of Significant Accounting Policies

Nature of Operations
The Company resells local telephone, Internet and DirectTV services to its customers. The Company has created a unique marketing concept whereby PlanetLink Communications, Inc. promotes and markets its services by licensing independent marketing agencies and associates to provide direct marketing services to its customers.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could differ from these estimates.

Financial Statements
Balance sheets	40
Statements of operations	40
Statements of cash flows	41
Notes to the financial statements	41

PlanetLink Communications, Inc.
Balance Sheets (Unaudited)
September 30, 2001
Assets	1999
Current assets
Cash and cash equivalents	$37,770
Accounts receivable	138,991
Other current assets	939
Total current assets	177,700

Fixed assets
Office equipment	35,504
Less: accumulated depreciation	6,419
Net fixed assets	29,085
Total assets	$206,785

Liabilities and Stockholders' Equity
Current liabilities
Accounts and accrued expenses payable	$196,807
Payroll taxes payable	62,068
Line of credit payable	49,579
Officer's loan payable	50,909
Total current liabilities	359,363
Total liabilities	359,363

Stockholders' equity
Common stock (50,000,000 shares $.001 par value authorized,
9,254,643 shares issued and outstanding)	9,255
Additional paid-in capital	417,787
Accumulated deficit	(586,624)
Total stockholders' equity	7,004
Total liabilities and stockholders' equity	$206,785
See the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Statements of Operations (Unaudited)
For the nine-month period ended September 30, 2001
Sept. 30, 2001
Revenue	$392,593
Cost of revenue	202,511
Gross profit	190,082
Operating expenses	246,819
Loss from operations	(56,737)

Other income (expense)
Other income	1,703
Interest expense	(55)
Net other income	1,759
Net loss	(54,978)
See the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Statement of Cash Flow (Unaudited)
For the nine-month period ended September 30, 2001
2001
Cash flows from operating activities:
Net loss	$(54,978)
Adjustments to reconcile net income
to net cash used by operating activities:
Depreciation	6,419
Changes in operating assets and liabilities
Increase in accounts receivable	(13,345)
Increase in prepaid assets	(450)
Decrease in advances	826
Increase in supplies	(600)
Decrease in accounts payable	(8,481)
Decrease in other liabilities	13,383
Increase in payroll taxes payable	21,997
Net cash used by operating activities	(60,538)

Cash flows from investing activities:
Purchase of office equipment	(27,473)
Net cash used by investing activities	(27,473)

Cash flows from financing activities
Payments on loans	(1,500)
Proceeds from loan from officer	12,870
Payments on capital lease	(694)
Proceeds from the sale of common stock	114,114
Net cash provided by financing activities	124,790

Increase in cash for period	36,779
Cash and cash equivalents, beginning of year	$1,130
Cash and cash equivalents, end of year	37,909
See the accompanying notes to the financial statements.

PlanetLink Communications, Inc.
Notes to Financial Statements
(Unaudited)

Note 1 - Organization
PlanetLink Communication, Inc. ("the Company") is in the business of reselling local telephone, internet, and direct television services. The Company was incorporated in the State of Georgia in May of 1999. PlanetLink was initially capitalized by its founder and his family. Effective September 20, 2001, the Company effectuate a 5 for 1 forward split of its common stock and changed its par value from $1 to $.001.

Note 2 - Cash and cash equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

Note 3 - Accounting basis
The Company uses the accrual basis of accounting for financial statement and income tax reporting. Accordingly revenues are recognized when services are rendered and expenses realized when the obligation is incurred.

Note 4- Fixed assets
Fixed assets are stated at cost. Depreciation is computed using accelerated methods over the following estimated useful lives:

Description	useful life Estimated
Furniture and fixtures	5 years
Equipment	5 years

Note 5 - Income taxes
The Company accounts for income taxes using the asset and liability method as required by Statement of Financial Accounting Standards No. 109, under which deferred tax assets and liabilities are determined based upon the differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Note 6 - Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results may differ from these estimates.

Note 7 – Line of Credit
The Company has a line of credit with Citizens Trust Bank. The line of credit accrues interest at 8% per annum.

Note 8 – Officer's Loan Payable
The officer’s loan payable is non-interest bearing and due on demand.

(b) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 11, 2001, and effective as of August 3, 2001 among Fifth Avenue Acquisition I Corp., PlanetLink Communications, Inc., a Georgia corporation and the individual shareholders of Fifth Avenue I filed as Exhibit 2.1 to the Company's Form 8-K filed on August 6, 2001 and incorporated herein by reference.
3 (i)	By-laws (filed as Exhibit 3(i) to the Company's Registration Statement on Form 10-SB/12g, filed on October 12, 2000 and incorporated herein by reference)
3.1 (i)	By-laws of PlanetLink.
3 (ii)	Articles of Incorporation (filed as Exhibit 3(ii) to the Company's Registration Statement on Form 10-SB/12g, filed on October 12, 2000 and incorporated herein by reference)
3.2 (i)	Articles of Incorporation of PlanetLink as amended and attached hereto.
4	Specimen Stock Certificate (filed as Exhibit 3(ii) to the Company's Registration Statement on Form 10-SB/12g, filed on October 12, 2000 and incorporated herein by reference)
10 (i)	Service Agreement with CR Capital Services, Inc. (filed as Exhibit 10(i) to the Company's Registration Statement on Form 10-SB/12g, filed on October 12, 2000 and incorporated herein by reference)
10 (ii)	Lock-up Agreement (filed as Exhibit 10(ii) to the Company's Registration Statement on Form 10-SB/12g, filed on October 12, 2000 and incorporated herein by reference)
10 (iii)	Stock Option Agreement (filed as Exhibit 10(iii) to the Company's Form 10-KSB, filed on February 2, 2001 and incorporated herein by reference)
10.1 (i)	Retailer Agreement between PlanetLink and EchoStar Satellite Corporation dated October 18, 2000.
13 (i)	The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on February 2, 2001and incorporated herein by reference herein)
13 (ii)	The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2001, filed on May 3, 2001, June 30, 2001, filed on July 25, and September 30, 2001which are incorporated herein by reference herein)
99 (ii)	Chapter 607.0850 of the Florida Statutes (filed as Exhibit 99(ii) to the Company's Registration Statement on Form 10-SB/12g, filed on October 12, 2000 and incorporated herein by reference herein)

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlanetLink Communications, Inc.
By /s/ Kayode A. Aladesuyi, President and CEO
President
Date: July 22, 2002

EXHIBITS

EXHIBIT 3(i)

BY-LAWS
OF
PLANETLINK COMMUNICATIONS INC.

ARTICLE I. DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be shareholders of the Corporation. Residents of any state may be directors.

Section 2. Compensation. The shareholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in such capacity without compensation.

Section 3. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4. Number. The Corporation shall have at least the minimum number of directors required by law. The number of directors may be increased or decreased from time to time by the Board of Directors.

Section 5. Election and Term. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 7. Removal of Directors. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 8. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees each of which must have at least two members. Each committee shall have the authority set forth in the resolution designating the committee.

Section 10. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 11. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors. Members of the Board of Directors and any committee of the Board may participate in a meeting by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 12. Action By Written Consent. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

ARTICLE II. MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

Section 2. Special Meeting. Special meetings of the shareholders shall he held when directed by the President or when requested in writing by shareholders holding at least 10% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders' meeting.

Section 3. Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.

Section 4. Notice. A written notice of each meeting of shareholders shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

Section 5. Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders, meeting upon the request of any shareholder.

Section 7. Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8. Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9. Conduct of Business By Written Consent. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation's records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters, rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

ARTICLE III. OFFICERS

Section 1. Officers; Election; Resignation; Vacancies. The Corporation shall have the officers and assistant officers that the Board of Directors appoint from time to time. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more offices. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3. Removal of Officers. An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights. Any officer, if appointed by another officer, may be removed by that officer.

Section 4. Salaries. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section S. Bank Accounts. The Corporation shall have accounts with financial institutions as determined by the Board of Directors.

ARTICLE IV. DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation's assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of law.

ARTICLE V. CORPORATE RECORDS

Section 1. Corporate Records. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

Section 2. Shareholders' Inspection Rights. A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of a shareholder to inspect and copy the shareholders' list described in this Article if the shareholder is in litigation with the Corporation. In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, had aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section 3. Financial Statements for Shareholders. Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. if financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4. Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders, meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

ARTICLE VI. STOCK CERTIFICATES

Section 1. Issuance. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the Secretary (or the Treasurer). The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2. Registered Shareholders. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4. Lost, Stolen or Destroyed Certificates. if a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE VII. INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3. Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section I of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

ARTICLE VIII. AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

I certify that these are the Bylaws adopted by the Board of Directors of the Corporation.

By: Kayode Aladesuyi, President
/s/ Kayode Aladesuyi

Exhibit 3.2 (i)

ARTICLES OF INCORPORATION
OF
PLANETLINK COMMUNICATIONS, INC.

WE THE UNDERSIGNED INCORPORATORS, HEREBY CERTIFY AND FILE THIS CERTIFICATE OF INCORPORATION UNDER THE PROVISIONS AND SUBJECT TO THE LAWS OF THE STATE OF GEORGIA, PARTICULARLY FOR THE PURPOSES OF THE TRANSACTION OF BUSINESS AND CONDUCT AND PROMOTION OF THE OBJECT AND PURPOSES STATED IN THIS DOCUMENT.

THE NAME OF THE INCORPORATION (HEREINAFTER CALLED THE CORPORATION) IS PLANETLINK COMMUNICATIONS, INC.

THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN THE CITY OF ATLANTA, THE COUNTY OF FULTON, IN THE STATE OF GEORGIA, AT NUMBER 165, AT THE ADDRESS OF WEST WIEUCA, ZIP CODE 30342.

THE NATURE OF THE BUSINESS AND THE PURPOSES TO BE CONDUCTED AND PROMOTED BY THE CORPORATION IS TELECOMMUNICATIONS AND INFORMATION TECHNOLOGY, IN ADDITION TO THE AUTHORITY TO PROMOTE ANY LAWFUL PURPOSE AND TO ENGAGE IN ANY LAWFUL ACTIVITY FOR WHICH CORPORATIONS MAY BE ORGANIZED IN ACCORDANCE WITH O.C.G.A 14-2.202.

THE NAME AND ADDRESS OF INCORPORATOR:

KAYODE A, ALADESUYI
2894 JIM OWEN ROAD
KENNESAW, GEORGIA 30152

THE CORPORATION SHALL HAVE PERPETUAL EXISTENCE.

THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION IS AUTHORIZE0 TO ISSUE IS 1,000,000, WITH PAR VALUE OF $1,00 EACH. ALL SHARES ORIGINALLY ISSUED IS 100,000.

THE EFFECTIVE DATE OF THE ARTICLES OF INCORPORATION OF THE CORPORATION AND THE DATE UPON WHICH THE EXISTENCE OF THE CORPORATION SHALL COMMENCE IS THE 17TH DAY OF MAY 1999.

THE NAME AND ADDRESS OF AGENT:

KAYODE A. ALADESUYI
2894 JIM OWEN ROAD
KENNESAW, GEORGIA 30152

IN WITNESS WHEREOF, WE THE UNDERSIGNED INCORPORATORS DO HEREBY FURTHER CERTIFY THAT THE FACTS HEREINABOVE STATED ARE TRULY SET FORTH AND HAVE SET OUR IN WITNESS WHEREOF, WE THE UNDERSIGNED INCORPORATORS DO HEREBY FURTHER CERTIFY THAT THE FACTS HEREINABOVE STATED ARE TRULY SET FORTH AND HAVE SET OUR RESPECTIVE SIGNATURES AND SEALS.

DATED 165 WEST WIEUCA ROAD, STE 205, ATLANTA, GEORGIA 30342, THIS 17TH DAY OF MAY 1999.

/S/ INCORPORATOR

(STATE OF GEORGIA COUNTY OF COBB) (WITNESS)

ON THE BELOW LISTED DATE, THE FOLLOWING PERSONS PERSONALLY APPEARED BEFORE ME, ALL INCORPORATORS WHO SIGNED THE FOREGOING ARTICLES OF INCORPORATION KNOWN TO ME PERSONALLY TO BE SUCH AND ARE FAMILIAR WITH THE PROVISIONS AND CONTENTS OF THE ARTICLES OF INCORPORATION, THEY ACKNOWLEDGE THE ACT OF SIGNING THEIR NAMES AND STATE THE FACT OF THE ABOVE DOCUMENTS ARE TRULY SET FORTH.

GIVEN UNDER MY HAND AND SEAL OF OFFICE THIS 17th DAY OF MAY 1999.

/S/  PUBLIC NOTARY

AMENDMENT TO THE ARTICLES OF INCORPORATION
OF
PLANETLINK COMMUNICATIONS, INC.

PlanetLink Communications, Inc., a Corporation of the State of Georgia whose registered office is located at 165 West Wieuca Road, Ste 104, Atlanta, Georgia 30342, certifies pursuant to the provisions of By Laws, that at a meeting of the Board of Directors of said Corporation called for the purpose of amending the articles of incorporation, and held on April 10, 200 1, it was resolved by the vote of the holders of an appropriate majority of the shares of each class entitled to vote that ARTICLE I of the Articles of Incorporation is amended to read as follows:

ARTICLE

THE CORPORATION SHALL HAVE PERPETUAL EXISTENCE. THE CORPORATION SHALL AUTHORIZE TWO CLASSES OF STOCKS. FIFTY MILLION (50,000,000) SHARES OF CLASS A VOTING STOCKS AT $ 1.00 PAR VALUE AND FIVE HUNDRED (500,000) THOUSAND SHARES OF CLASS B NON VOTING STOCK AT $1.00 PAR VALUE.

Signed on April 10, 2001

By: /s/ Kayode Aladesuyi, President

By: /s/ Valerie Yvette Wells-Aladesuyi, Secretary

Exhibit 10.1 (i)

ECHOSTAR SATELLITE CORPORATION
RETAILER AGREEMENT

This Agreement ("Agreement") is effective as of the ____ day of _______________, by and between EchoStar Satellite Corporation having a principal place of business at 5701 South Santa Fe Drive, Littleton, Colorado 80120 ("EchoStar"), and PlanetLink Communications, Ins., having a principal place of business at 165 West Wieuca Road, Suite 104, Atlanta GA 30342 ("Retailer").

INTRODUCTION

A. EchoStar is engaged, among other things, in the business of providing digital direct broadcast satellite (DBS) services through the DISH Network, a DBS service owned and operated by EchoStar and its Affiliates in the United States.

B. Retailer, acting as an independent contractor, desires to become authorized on a non-exclusive basis, to market, promote, and solicit orders for certain DISH Network video and audio programming provided by EchoStar (an "Authorized Retailer").

C. EchoStar desires to appoint Retailer as an Authorized Retailer in accordance with and subject to the terms and conditions of this Agreement.

AGREEMENT

1. DEFINITIONS In addition to the capitalized terms defined elsewhere in this Agreement, the following definitions shall apply to this Agreement:

1.1 "Affiliate" means any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity.

1.2 "Commissionable Programming" means the Programming packages designed by EchoStar as commissionable under this Agreement, as set forth in Exhibit B hereto, which EchoStar may change at any time in its sole discretion upon notice to Retailer.

1.3 "Commissions" means the Residual Commissions, together with any Additional Commissions, as such terms are defined in Sections 5.2. and as set forth in Exhibit B hereto, which EchoStar may change at any time in its sole discretion upon notice to Retailer.

1.4 "DISH DBS Receiver" means an MPEG-2 DVB compliant satellite receiver and related components packaged therewith, intended to be utilized for the reception of Programming delivered by satellite transponders owned and operated by EchoStar or its Affiliates, which is: (i) sold directly to Retailer by EchoStar or an EchoStar Affiliate under the "EchoStar" brand name or the brand name of an EchoStar Affiliate; or (ii) sold directly to Retailer by a Third Party Manufacturer pursuant to authorization granted by EchoStar under the brand name of such Third Party Manufacturer.

1.5 "EFT" means the electronic transfer of funds by a financial institution selected by EchoStar to the Retailer Account.

1.6 "Qualifying Residential Subscriber" means an individual at a Residential Location who orders Programming from EchoStar, who pays for the Programming in full, and who has never received any audio, video, or any other programming services from EchoStar or any Affiliate of EchoStar. A Qualifying Residential Subscriber shall not include any Individual who would otherwise qualify, but whose equipment EchoStar, in its reasonable discretion, declines to activate.

1.7 "Residential Location" means a single family residential  dwelling (i.e. single family house, apartments, condominiums, or other dwellings for residential purposes), located in the Territory, provided, however, in no case shall any satellite master antenna television system or private cable system in a residential multiple dwelling unit or any similar programming reception system (i. e. dormitories, etc. be considered a Residential Location. EchoStar shall have the right to determine, in its sole discretion, whether a location constitutes a Residential Location, or is more appropriately considered a commercial or other non-residential location.

1.8 "Retailer Account" means the bank account, including account ABA routing numbers, designated by Retailer in the manner prescribed by EchoStar, which Retailer may change from time to time by providing at least sixty(60) days prior written notice to EchoStar.

1.9 "Subscriber Account" means the account set up and maintained by EchoStar for a Qualifying Residential Subscriber who purchased a DISH DBS System from Retailer and for whom Commissionable Programming has been activated by EchoStar and which account remains active and in good standing.

1.10 "Territory" consists of the geographic boundaries of the United States, its territories and possessions.

1.11 "Third Party Manufacturer" means a third party manufacturer authorized by EchoStar or any Affiliate of EchoStar to market, distribute and sell DISH DBS Systems under its own brand name.

2. APPOINTMENT; TERRITORY

2.1 Appointment. EchoStar appoints Retailer as a non-exclusive authorized representative to promote and solicit orders for DISH Network video and audio Programming listed in Exhibit A, which is attached hereto and incorporated by reference herein, subject to all of the terms and conditions of this Agreement. the appointment set forth herein for the promotion of the DISH Network by Retailer shall apply to the same DBS service which may be operated by EchoStar or its Affiliates under a different name in the future. Retailer's authorization herein is limited to the solicitation of orders from, and the promotion of Programming to, Qualifying Residential Subscribers at residential Locations unless EchoStar, in its sole discretion, specifically agrees in writing to permit Retailer to solicit orders from, or promote Programming to, others.

2.2 Territory. Retailer is only authorized, and shall limit its actions, to the promotion in the Territory of, and solicitation of orders in the Territory for, Programming in the packages (or a-la-carte for the Programming shown in Exhibit A as available on an a-la-carte basis), and at the prices shown in Exhibit A.

2.3. Acceptance. Retailer accepts its appointment as an Authorized Retailer and agrees to use its reasonable commercial effort to solicit orders for Programming in the Territory. Retailer understands that it may hold itself out to the public as an Authorized Retailer of EchoStar only after fulfilling, and for so long as it continues to fulfill, all of the requirements in this Agreement, and only during the Term of this Agreement.

2.4 Non-Exclusivity. Retailer acknowledges that: (i) nothing in this Agreement is intended to, nor shall it be construed as conferring any exclusive territory or any other exclusive rights to Retailer; (ii) EchoStar and its Affiliates make absolutely no promises, representations or warranties as to the potential amount of business or revenue the Retailer may expect to derive from participation in this Agreement; (iii) Retailer may not realize any business or revenue as result of its participation in this Agreement, (iv) nothing contained herein shall be construed as a guarantee of any minimum number of Commissions or other payments or forms of income or revenue; (v) EchoStar currently offers, and/or at any time in the future may offer, others the opportunity to solicit orders for Programming in the same geographic area in which Retailer is located and elsewhere; (vi) EchoStar currently solicits orders for Programming throughout the Territory and the entire United States, and may continue to do so in the future without any obligation or liability to Retailer whatsoever, and without providing Retailer with any notice thereof; and (vii) EchoStar shall be free to cease provision of the Programming service, and shall incur no liability to Retailer by virtue of any such cessation.

2.5 Purchase of DISH DBS System by Retailer from EchoStar. In the event that Retailer orders any DISH DBS System from Echosphere Corporation or any other Affiliate of EchoStar (collectively "Echosphere" for purposes of this section) Retailer shall order such products by written purchase order ("Purchase Order") issued during the term of this Agreement. A Purchase Order shall be a binding commitment by Retailer. Any failure to confirm a Purchase Order shall not be deemed acceptance buy Echosphere. Purchase Orders of Retailer shall state only the: (i) identity of goods; (ii) quantity of goods; (iii) purchase price of goods; and (iv) requested ship date of goods. Any additional terms stated in a Purchase Order shall not be binding upon EchoStar unless expressly agreed to in writing by EchoSphere. In the event of any conflict between the terms of a Purchase Order and the terms of this Agreement, the terms of this Agreement shall prevail. Echosphere shall be considered a third party beneficiary of Retailer's obligations under this Agreement.

2.6 Sale of DISH DBS Systems. Retailer agrees that it will not directly or indirectly sell or otherwise transfer possession of a DISH DBS System to any person or entity who Retailer knows or has reason to know: (i) intends to resell it, (ii) intends to use it, or allow others to use it, in any location other than a Residential Location, (iii) intends to use it, or allow others to use it in Canada or at any other location outside of the Territory, or (iv) intends to have Programming authorized for it under a single DISH Network account that has or will have Programming authorized for multiple DISH DBS Systems that are not all located in the same residence and connected to the same phone line. In the event that Retailer directly or indirectly sells or otherwise transfers possession of a DISH DBS System to a person or entity who uses it, or allows others to use it, to permit the viewing of Programming in a non-Residential Location or any other area open to the public and Retailer knew or reasonably should have known that the person or entity intended to use it, or to allow others to use it, for such purposes, then Retailer agrees to pay to EchoStar upon demand: (a) the difference between the amount actually received by EchoStar for the Programming authorized for the DISH DBS System and the full commercial rate for such Programming (regardless of whether EchoStar has or had commercial distribution rights for such Programming), and (b) the total amount of any admission charges or similar fees imposed for listening to or viewing such Programming (regardless of whether such charges  and/or fees were imposed or collected by Retailer). In the event that Retailer directly or indirectly sells or otherwise transfers possession of a DISH DBS System to a person or entity who has Programming authorized for it under a single DISH Network account that at any time has Programming authorized for multiple DISH DBS Systems that are not all located in the same residence and connected to the same phone line, and Retailer knew or reasonably should have known that the person or entity intended to have Programming authorized for the DISH DBS System under such account, then Retailer agrees to pay to EchoStar upon demand, the difference between the amount actually received by EchoStar for Programming authorized under the single account and the full retail price for such Programming had each DISH DBS System authorized under the single account been authorized under a separate DISH Network account. In the event that Retailer breaches any of its obligations under this Section 2.6, EchoStar shall be entitled to charge back the Commission, if any, paid to Retailer by EchoStar. EchoStar's calculation of amounts owing to EchoStar from Retailer under this Section 2.6 shall be binding absent manifest error. The foregoing provisions of this Section 2.6 are without prejudice to any other rights and remedies that EchoStar and/or its Affiliates may have under this Agreement, at law, in equity or otherwise, and shall survive expiration or termination of this agreement indefinitely.

2.7 Pre-Activations. Retailer will not activate (a "Pre-activation") any DISH DBS receiver prior to installation of such DISH DBS System and/or receiver at a Residential Location.

2.8 Prior Retailer Agreement. In the event that Retailer previously entered into an agreement with EchoStar relating to the solicitation of orders for Programming by Retailer and the payment of commissions by EchoStar therefor (a "Prior Retailer Agreement"), which is in effect as of the effective date of this Agreement, then upon execution of this Agreement by Retailer and EchoStar, (i) the Prior Retailer Agreement shall be automatically terminated, except that the provisions (excluding the payment of commissions) in the Prior Retailer Agreement which expressly survive, and such other rights and obligations thereunder as would logically be expected to survive, its termination or expiration shall continue in full force and effect, and (ii) all commissions due to Retailer under the Prior Retailer Agreement shall be payable by EchoStar to Retailer in accordance with the terms and conditions of this Agreement, and (iii) except as set forth in Section 2.7(i) above, all rights and obligations between the parties shall be governed by the terms and conditions of this Agreement, and the Prior Retailer Agreement shall be of no force or affect. In the event that no Prior Retailer Agreement is in effect as of the effective date of this Agreement, Retailer shall only be eligible to receive Commissions for new Subscriber Accounts activated after the date of this Agreement, notwithstanding payment by EchoStar of any commissions to Retailer prior to the date of this Agreement. This Agreement shall not amend, modify, alter or change any terms or conditions of any Lease Plan Dealer Agreement, or any similar agreement relating to leasing, which is now existing or later made with EchoStar or any of its Affiliates.

3. PROGRAMMING

3.1 Programming. EchoStar, in its sole discretion, shall determine the Programming for which Retailer may solicit orders, as set forth in Exhibit A. EchoStar may expand, reduce or otherwise modify Exhibit A and the content of any packages at any time and from time to time in its sole discretion. Any changes shall be effective (and Exhibit A shall be deemed modified) immediately upon notification by EchoStar, unless EchoStar notifies Retailer of different effective date.

3.2 Changes. If at any time or for any reason EchoStar changes the content of any Programming package, Retailer's authority to solicit orders for the prior Programming package shall immediately cease.

4. Prices. EchoStar, in its sole discretion, shall determine the retail prices for Programming. Retailer will only solicit orders for Programming at the retail prices set by EchoStar from time to time. The initial retail prices for the Programming are as set forth in Exhibit A. EchoStar may increase, decrease or otherwise modify those prices from time to time in its sole discretion. Any price changes shall be effective (and Exhibit A shall be deemed modified) immediately upon notification by EchoStar, unless EchoStar notifies Retailer of a different effective date.

5. COMMISSIONS.

5.1 Residual Commission.

5.1.1 Calculation. Subject to the terms and conditions of this Agreement, for each DISH DBS System sold by a Retailer that results in the activation of a Commissionable Programming for a new Subscriber Account, EchoStar shall pay Retailer a monthly commission (the "Residual Commission"), in accordance with the Commission Schedule attached hereto as Exhibit B (including the terms and conditions contained therein).

5.1.2 Payment Terms. Subject to the terms and conditions of this Agreement (including the exhibits attached hereto), commencing with the first full calendar month in which a Subscriber Account receives Commissionable Programming, and for every month thereafter in which the Subscriber Account receives Commissionable Programming during the entire month, Retailer shall be entitled to a Residual Commission. Each Residual Commission payment shall be made by EchoStar approximately forty-five (45) days following the last day of each calendar month for which a Residual Commission is owed to Retailer (on or about the fifteenth day of each month). Subject to the terms and conditions of this Agreement (including without limitation Sections 5.5, 5.6 and 5.7), Retailer shall continue to receive a Residual Commission on or about the fifteenth day of each month.

5.1.3 Chargebacks. In the event that Retailer is paid a Residual Commission but the Qualifying Residential Subscriber subsequently fails to pay in full for the Commissionable Programming, or a refund or credit is issued to the Qualifying Residential Subscriber for any reason (EchoStar shall have the discretion to issue a credit or refund in its Sole discretion), Retailer shall be charged back the Residual Commission paid to Retailer.

5.1.4 Annual New Subscriber Minimum. If during the Term of this Agreement, Retailer fails in any full calendar year (or prorated portion of the calendar year in which this Agreement is executed) to activate the applicable annual minimum number of new Subscriber Accounts (the "Annual New Subscriber Minimum") as set forth in Exhibit a hereto, then as of January first of the following calendar year, Retailer shall no longer be entitled to receive Residual Commissions. Retailer shall thereafter be entitled to payment of Residual Commissions only upon attainment of the Annual New Subscriber Minimum during a subsequent calendar year and then only with respect to Qualifying Residential Subscribers whose Subscriber Account is first established during the year in which Retailer re-attains the Annual New Subscriber Minimum. Beginning the month following such attainment, Retailer shall be entitled to receive Residual Commissions (subject to the terms of this Agreement) for all Subscriber Accounts credited to Retailer in the then current calendar year and thereafter, unless and until Retailer fails to meet the Annual New Subscriber Minimum in any calendar year during the term of this Agreement.

5.2 Additional Commissions. Retailer shall be eligible to participate in, and receive payments ("Additional Commissions") under, such promotions or incentive programs as EchoStar may institute in its sole discretion from time to time. Retailer acknowledges and agrees that: (i) under no circumstances shall EchoStar have at any time any obligation to offer Additional Commissions to Retailer, or if Additional Commissions are offered, to permit Retailer to be eligible to receive them; (ii) EchoStar may, in its sole discretion, add, discontinue, substitute, modify, or otherwise alter any or all of the terms of any promotion or incentive program involving the payment of Additional Commissions; and (iii) if EchoStar offers any Additional Commissions, Retailer shall only be eligible to receive the Additional Commissions if it meets all of the applicable qualification criteria and other terms and conditions as EchoStar may establish in its sole discretion.

5.3 Payment. Subject to the terms of this Section, all Commissions paid to Retailer hereunder shall be made by EFT.

5.3.1 Electronic Funds Transfer. Until Retailer provides EchoStar with the Retailer Account information in the manner prescribed by EchoStar ("EFT Instructions"), or in the event that Retailer selects to receive payments by check, EchoStar shall pay commission to Retailer by check and Retailer will be assessed EchoStar's standard processing fee, which may be changed by EchoStar in its sole discretion. For a period of approximately thirty (30) days after EchoStar receives initial EFT Instructions from Retailer, EchoStar will make all payments of commissions to Retailer hereunder by check, and mail the same tree of charge.

5.3.2 Reliance on Retailer Account information. With respect to Retailer's EFT Instructions, and any purported changes or modifications thereof by Retailer, EchoStar may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such writing or instrument and may assume that any person purporting to give any such writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized by Retailer to do so.

5.3.3 EchoStar EFT Liability Limitation. Retailer agree that in no event shall EchoStar have any liability under this Agreement for any commission not received by Retailer as a result of an error in any way attributable to: (i) any bank or financial institution (ii) Retailer, or (iii) any other person or entity outside of EchoStar's direct control.

5.4 Commission Statements. EchoStar shall provide Retailer in an electronic format determined by EchoStar, periodic statements reflecting the Residual Commissions and Additional Commissions (if any) payable to Retailer. As Retailer's request, EchoStar will prepare and mail a paper copy of Retailer's periodic statements, subject to EchoStar's standard processing fee.

5.5 Exceptions.

5.5.1 Notwithstanding Section 5.1 above, Retailer shall not be entitled to any Commission, with respect to any Subscriber Account for which; (i) the Commissionable Programming has been canceled; (ii) payment in full for the Commissionable Programming has not been received by EchoStar; (iv) a credit or refund has been issued by EchoStar (to the extent of the credit or refund issued); (iv) the subscriber would otherwise be a Qualifying Residential Subscriber, but is already receiving any of the Programming, or any other audio, video or other programming services from EchoStar or any of its Affiliates on the date of the order; or (v) the Subscriber Account is otherwise terminated, discontinued or deactivated for any reason.

5.5.2 In no event shall Retailer be entitled to Commissions with respect to the activation by EchoStar of DISH DBS Systems not confirmed by EchoStar as having been purchased by Retailer directly from either, (i) Echosphere. Corporation or other Affiliate of EchoStar; or (ii) a Third Party Manufacturer. Retailer acknowledges and agrees that, with respect to DISH DBS Systems purchased by Retailer directly from a Third Party Manufacturer, EchoStar shall not be required to pay Retailer a Commission for the Activation of Programming for a new Subscriber Account resulting from the sale by Retailer of any such DISH DBS System unless and until the Third Party Manufacturer provides EchoStar with accurate information required by EchoStar to be able to pay the Commission to Retailer including, at a minimum; (a) the serial number of the DISH DBS System sold by the Third Party Manufacturer to Retailer; and (b) the name and address, and other appropriate identifying information, of Retailer.

5.6. Suspension and Termination of Commissions.

5.6.1 Suspension. In addition to any other rights and remedies available EchoStar shall not be required to pay any Commissions to Retailer which would otherwise be due to Retailer during any period in which Retailer is in breach or default of this Agreement, the Trademark License Agreement (Exhibit C) or any Other Agreement (as defined in Section 5.9 below), and EchoStar shall have no liability to Retailer as a result of such suspension of payment. Specifically, and without limitation of the foregoing, Retailer shall have no right at any time to recoup any Commissions not paid during a period of breach or default. For purposes or this Section 5.6.1, Retailer shall be deemed to be in "default" of this Agreement if Retailer fails to pay any amount owing to EchoStar and/or any of its Affiliates when due. The foregoing provisions of this Section 5.6.1 are without prejudice to any other rights and remedies that EchoStar and/or its Affiliates may have under this Agreement, at law, in equity or otherwise, and shall survive expiration or termination of this agreement indefinitely.

5.6.2 Termination: EchoStar shall have the right to terminate immediately all payments of Commission due to Retailer under this Agreement, in addition to any other remedies available to EchoStar, upon the occurrence of any of the following events:

(a) This Agreement is terminated, (i) pursuant to Section 9.2 or 9.3; (ii) if applicable, after written notice of default has been delivered to Retailer and the applicable cure period has passed without remedy by Retailer of the default in question; or (iii) the Trademark License Agreement (Exhibit C) between the parties has been terminated by EchoStar for cause; or

(b) Breach by Retailer of the confidentiality provisions contained in Section 13 below, during the Term or after, expiration or termination of this Agreement. In no event shall the foregoing be the sole remedy available to EchoStar if Retailer breaches the confidentiality provision of this Agreement;

(c) Retailer is purchasing DISH DBS Systems through a third Party Manufacturer, and the agreement between EchoStar or its Affiliates and the third Party Manufacturer terminates for any reason; or

(d) Termination of any other Agreement (as defined in Section 5.8 below) for any reason.

5.7 Non-Commissioned Activations by EchoStar. In the event that Retailer for any reason does not qualify for a Commission with respect to any Qualifying Residential Subscriber or any DISH DBS System, EchoStar shall be entitled to activate Programming for that Qualifying Residential Subscriber without payment of any Commission to Retailer, even if Retailer solicited the Qualifying Residential Subscriber to other Programming from EchoStar.

5.8 Offsets. In no event shall Retailer offset any Programming payment which may be collected by Retailer, or any other amounts due to EchoStar or any of its affiliates from Retailer for any reason, against any Commissions owed to Retailer by EchoStar or any other sums owed to Retailer by EchoStar or any of its Affiliates. In the event that the Commissions paid by EchoStar to Retailer exceed the amount to which Retailer was entitled or if Retailer is indebted to EchoStar or its Affiliates for any other reason, Retailer acknowledges and agrees that EchoStar and its Affiliates shall have the right, but not the obligation to offset any such amounts due to EchoStar or its Affiliates from Retailer for any reason against any Commissions or other money otherwise due to Retailer from EchoStar or any of its Affiliates. Further, should one or more contracts now or hereafter exist between EchoStar and Retailer, or between Retailer and any Affiliate of EchoStar, or if EchoStar or any such Affiliate is holding funds or equipment to be paid or disbursed to Retailer pursuant to business dealings between the parties not reflected in any contract (all such other contracts and business dealings with EchoStar and/or any Affiliate are herein collectively referred to as the "Other Agreements"), EchoStar or such Affiliate may, but shall have no obligation to, deduct from any amounts due or to become due to Retailer under this Agreement any sums which Retailer owes to EchoStar or such Affiliate, whether or not then due arising out of this Agreement or the Other Agreements, as well as any and all amounts for which EchoStar or such Affiliate may become liable to third parties by reason of Retailer’s act to perform, or failing to perform, Retailer's obligations under this Agreement or any of the Other Agreements. Further, EchoStar may, but shall have no obligation to, withhold such sums from any monies due or to become due to Retailer hereunder as EchoStar, in its sole discretion, deems necessary to protect EchoStar or any Affiliate from any loss, damage, or expense relating to or arising out of Retailer's performance hereunder, or in response to any claim or threatened claim of which EchoStar becomes aware concerning Retailer or the performance of Retailer's duties hereunder. EchoStar‘s right to money due and to become due hereunder shall not be subject to any defense (except payment), offset, counterclaim or recoupment of Retailer whatsoever, including, but not limited to, any which might arise from breach of this Agreement by EchoStar or any of its Affiliates.

5.9 Recovery of Outstanding Amounts. EchoStar's calculation of Commissions of other amounts due from EchoStar or its Affiliates to Retailer and/or offset amounts shall be binding absent manifest error. If, after the termination of this Agreement EchoStar has paid, or taken offsets against, all Commissions or other amounts due from EchoStar or its Affiliates to Retailer, then Retailer shall pay to EchoStar, within five (5) days after the day on which Retailer receives EchoStar’s written notice thereof, all offset amounts which EchoStar or its Affiliates have not already recovered.

5.10 Collection of Programming Fees. Retailer acknowledges and agrees that, except for the installation of DISH DBS Systems which may be provided by Retailer, under no circumstances shall Retailer collect any payment for Programming or any other money duo to EchoStar and for any of EchoStar's Affiliates directly from any Qualifying Residential Subscriber, and all Programming fees will be billed directly to Qualifying Residential Subscribers by EchoStar. In the event that, notwithstanding Retailer's best efforts to comply with this requirement, any Qualifying Residential Subscriber forwards any payment to Retailer rather than to EchoStar directly, Retailer shall immediately forward the Payment, together with any applicable sales or similar taxes, to EchoStar without deduction or offset of any kind, and shall instruct the Qualifying Residential Subscriber that all future payments for Programming must be made to EchoStar directly.

5.11 Sole Compensation. Retailer acknowledges and agrees that the Commissions payable pursuant to this Agreement constitute the sole commissions or fees payable by EchoStar to Retailer for Retailer's role in soliciting orders for Programming or for any other audio, video, or other programming provided by EchoStar or any of its Affiliates. Retailer further acknowledges and agrees that Commissions payable under this Agreement shall be in lieu of not in addition to any other commissions, incentive programs or promotions under any Other Agreements (as defined in section 5.8).

5.12 No Admission. No payment to Retailer under this Agreement, whether in full or in part, shall be deemed to operate as EchoStar's acceptance or admission that Retailer has complied with any provision of this Agreement.

6. ORDERS

6.1 Retailer agrees to use its best commercial efforts to promote and enhance EchoStar's business, reputation and goodwill, Retailer shall allow only its employees (and not any independent contractors, sub-agents or other person or entity) to solicit, take or transmit any orders unless Retailer obtains EchoStar's specific prior written consent to use of such other person or entity, which consent may be withheld in EchoStar’s sole discretion.

6.2 Retailer shall not sell Programming under any circumstances. All sales of Programming are transactions solely between EchoStar and Qualifying Residential Subscribers. Retailer also agrees that it shall not condition, tie or otherwise bundle any purchase of Programming with the purchase of other services or products other then as specifically agreed to in writing by EchoStar in advance.

6.3 Retailer shall promptly forward to EchoStar all orders for Programming in the manner prescribed herein by EchoStar from time to time. Retailer understands that EchoStar shall have the right, in its sole discretion, to accept or reject, in whole or in part, all orders for Programming.

6.4 Retailer shall shall take all actions and refrain from taking any actions, as reasonably requested by EchoStar in connection with marketing, advertisement , promotion of, or taking orders and Retailer shall cooperate by supplying EchoStar with information relating to those actions as EchoStar reasonable requests.

7. TRADEMARK LICENSE AGREEMENT.

Retailer shall sign the Trademark License Agreement, in the form attached as Exhibit C hereto, which agreement is hereby incorporated by reference in its entirety.

8. CONDUCT OF BUSINESS.

8.1 Business Ethics. Retailer shall not engage in any activity or business transaction which could be considered unethical, as determined by EchoStar in accordance with prevailing business standards, or damaging to EchoStar's image or goodwill in any way. Retailer shall under no circumstances take action which could be considered disparaging to EchoStar. Retailer shall comply with all applicable governmental statutes, laws, rules, regulations, ordinances, codes, directives, and orders (whether federal, state, municipal, or otherwise) ("Laws"). and Retailer is solely responsible for its compliance with all Laws which apply to its obligations under this Agreement.

8.2 Signal Theft. Retailer shall not directly or indirectly, (i) engage in any signal theft, piracy or similar activities; (ii) engage in any unauthorized reception, transmission, publication, use, display or similar activities with respect to Programming; (iii) use a single DISH Network account for the purpose of authorizing Programming for multiple DISH DBS Systems that are not all located in the same residence and connected to the same phone line; (iv) alter any DISH DBS Systems or "Smart Cards", or any other equipment compatible with programming delivered by EchoStar or any of its Affiliates to be capable of signal theft (or for any other reason without the express written consent of EchoStar), (v) sell any equipment altered to permit signal theft or other piracy or (vi) aid any others in engaging in, or attempting to engage in, any of the above described activities. Retailer shall immediately notify EchoStar if it becomes aware of any such activity.

8.3 Hardware and Programming Export and Sale Restrictions. In addition to, and not in limitation of, the Territory restrictions contained in this Agreement, Retailer hereby acknowledges that the U.S. Department of State and/or the U.S. Department of Commerce may in the future assert jurisdiction over DISH DBS Systems, and that DISH DBS Systems and Programming may not currently be sold outside of the U.S., Puerto Rico and the U.S. Virgin Islands. Retailer represents and warrants that it will not directly or indirectly arrange for or participate in export or sale of DISH DBS Systems or Programming, in whole or in part, outside of the Territory, and agrees that Retailer will take all reasonable and adequate steps to prevent the export or sale of DISH DBS Systems and Programming outside of the territory by others who purchase from Retailer and who might reasonably be expected to export or sell them outside the Territory.

Retailer acknowledges and understands that U.S. export laws relating to receivers may change from time to time in the future. Retailer acknowledges and agrees that it is Retailer's sole responsibility to be and remain informed of all U.S. laws relating to the export of receivers outside of the U.S. EchoStar and its Affiliates have absolutely no obligation to update Retailer regarding the status of U.S. export laws or any other U.S. laws relating to the export of receivers or any other products outside of the U.S. Retailer represents and agrees that prior to exporting any receivers outside of the U.S. it will investigate all applicable U.S. laws relating to the export of receivers outside of the U.S. Retailer is strictly prohibited from violating any U.S. law relating to the export of receivers outside of the U.S. Should Retailer export receivers outside of the U.S. in violation of this Agreement and/or U.S. law, this Agreement shall automatically terminate.

9. TERM AND TERMINATION.

9.1 Term. This Agreement shall commence on the date of execution by both parties and shall continue until December 31, 2001 (the "Term") unless and until terminated by either party in accordance with the terms and conditions of this Agreement. This Agreement is not automatically renewable.

9.2 Termination by Either Part upon Default. This Agreement may be terminated by a party (the "Affected Party"), upon the occurrence of any of the following with respect to the other party (the "Other Party"): (i) the Other Party commits a payment default which is not cured within ten (10) days of receipt of written notice from the Affected Party (for purposes of this Section 9.2. Retailer shall be deemed to have committed a "payment default" if Retailer fails to pay any amount owing to EchoStar and/or any of its affiliates when due); or (ii) the Other Party defaults on any obligation or breaches any representation, warranty or covenant in this Agreement or the Trademark License Agreement or any Other Agreement (regardless of whether breach or default of such obligation, representation, warranty or covenant is designated as giving rise to a termination right), and such default or breach, if curable, is not cured within thirty (30) days of receipt of written notice from the Affected Party. The parties agree that all obligations, representations, warranties and covenants contained in this Agreement, whether or not specifically designated as such, are material to the agreement of the parties to enter into and continue this Agreement.

9.3 Termination By EchoStar. This Agreement shall terminate automatically should any of the following occur, unless EchoStar notifies Retailer to the contrary in writing: (i) Retailer becomes insolvent, or voluntary or involuntary bankruptcy, insolvency or similar proceedings are instituted against Retailer; (ii) Retailer, for more than twenty (20) consecutive days, fails to maintain operations as a going business; (iii) Retailer, for move than twenty (20) consecutive days, ceases to actively market and promote DISH DBS Systems and/or Programming; (iv) Retailer, or any officer, director, substantial shareholder or principal of the Retailer is convicted in a court of competent jurisdiction of any offenses related to the business conducted by the Retailer in connection with this Agreement; (v) Retailer fails to comply with any applicable federal, state or local law or regulation, or engages in any practice, related to the business conducted by the Retailer in connection with this Agreement, which is determined to be an illegal or unfair trade practice in violation, of any applicable federal, state or local law or regulation; (vi) Retailer falsifies any records or reports required hereunder; (vii) Retailer fails to renew, or loses, due to suspension, cancellation or revocation, for a period of fifteen (15) days or more, any license, permit or similar document or authority required by law or governmental authority having jurisdiction, that is necessary in carrying out the previsions of this Agreement and to maintain its corporate or other business status, as in effect as of the effective date of this Agreement; (viii) Retailer directly or indirectly sells or otherwise transfers possession of a DISH DBS System to a person or entity who Retailer knew or had reason to know: (a) intended to resell it; (b) intended to use it, or to allow others to use it, in any location other than Residential Location; (c) intended to use it, or to allow others to use it, in Canada or at any other location outside of the Territory; or (d) intended to authorize Programming for it using a single DISH Network programming account that had or would have Programming authorized for multiple DISH DBS Systems that are not all located in the same residence and connected to the same phone line; (ix) Retailer makes any representation or promise on behalf of EchoStar inconsistent with the representations or promises that EchoStar has specifically authorized Retailer to make on behalf of EchoStar in this Agreement; (x) the Trademark License Agreement (Exhibit C) or any other Agreement (as defined in Section 5.8 above) terminate for any reason (xi) Retailer fraudulently receives, or attempts to receive a commission, incentive or promotion under any other Agreement (as described in Section 5.8 above) in connection with Retailer's role in soliciting orders for Programming or for any other audio, video, or other programming provided by EchoStar or any other Affiliates; (xii) Retailer directly or indirectly uses a single DISH Network account for the purpose of authorizing Programming for multiple DISH DBS Systems that are not all located in the same residence and connected to the same phone line; (xiii) Retailer engages in Pre-activations; or (xiv) any actual or alleged fraud, misrepresentation, or illegal action of any sort by Retailer in connection with this Agreement, the Trademark License Agreement or any Other Agreement.

9.4 Termination of Agreement. Retailer agrees that if this Agreement terminates for any reason, then Retailer shall:

9.4.1 immediately discontinue the marketing, promotion, and solicitation of orders for Programming, and immediately cease to represent and/or imply to any person or entity that Retailer is an Authorized Retailer for EchoStar;

9.4.2 immediately discontinue all use of the trademarks associated or included in any way whatsoever with the Programming, including, without limitation, DISH. Moreover, the Trademark License Agreement shall also terminate;

9.4.3 deliver to EchoStar, or destroy, at EchoStar's option all tangible things of every kind in the possession or control of Retailer that bear any of the trademarks;

9.4.4 upon request by EchoStar, certify in writing to EchoStar that such delivery or destruction has taken place;

9.4.5 at the option of EchoStar's Echosphere Corporation Affiliate, cease to be authorized to purchase DISH DBS Systems from Echosphere or any other Affiliate of EchoStar;

9.4.6 pay all sums due EchoStar.

10. INDEPENDENT CONTRACTOR.

The relationship of the parties hereto is that of independent contractors. Retailer Each party shall conduct its business as an independent contractor, and all persons employed in the conduct of such business shall be Retailer's employees only, and not employees or agents of EchoStar. Retailer represents that it is not dependent on EchoStar for a major part of its business. It is further understood and agreed that each party has no right or authority to make any representation, promise or agreement on behalf of the other except for such representations, promises, or agreements as EchoStar shall specifically, in writing, authorize Retailer to make. Any such inconsistent or additional warranty or representation made by Retailer shall constitute a breach of, and serve as grounds for termination of this Agreement pursuant to Section 9.3.

11. LIMITATION OF LIABILITY.

11.1 Upon termination of this Agreement by EchoStar for any reason set forth herein, EchoStar and its Affiliates shall have no liability or obligation to Retailer whatsoever. For example and not by limitation, in any such event Retailer shall have no right to require EchoStar to continue to allow Retailer to act as an Authorized Retailer to solicit orders on behalf of EchoStar. Retailer agrees that in the event of termination of this agreement for any reason, no amounts spent in its fulfillment will be recoverable from EchoStar or any of its Affiliates by Retailer. The provisions of this Section 11.1 shall survive expiration or termination of this Agreement indefinitely.

11.2 IN NO EVENT SHALL ECHOSTAR OR ANY AFFILIATE OF ECHOSTAR BE LIABLE FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES TO RETAILER (INCLUDING WITHOUT LIMITATION, ANY PAYMENT FOR LOST BUSINESS, FUTURE PROFITS, LOSS OF GOODWILL, REIMBURSEMENT FOR EXPENDITURES OR INVESTMENTS MADE OR COMMITMENTS ENTERED INTO, CREATION OF CLIENTELE, ADVERTISING COSTS, TERMINATION OF EMPLOYEES OR EMPLOYEES SALARIES, OVERHEAD OR FACILITIES INCURRED OR ACQUIRED BASED UPON THE BUSINESS DERIVED OR ANTICIPATED UNDER THIS AGREEMENT), WHETHER FORESEEABLE OR NOT, CLAIMS UNDER DEALER TERMINATION, PROTECTION, NON-RENEWAL OR SIMILAR LAWS, FOR ANY CAUSE WHATSOEVER WHETHER OR NOT CAUSED BY ECHOSTAR'S NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL ANY PROJECTIONS OR FORECASTS BY ECHOSTAR BE BINDING AS COMMITMENTS OR PROMISES BY ECHOSTAR. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE EXPIRATION OR TERMINATION OF THIS AGREEMENT INDEFINITELY.

12. INDEMNIFICATION.

Retailer shall indemnify, defend and hold EchoStar and its Affiliates, and its and their respective officers, directors, employees, agents and shareholders, and its and their respective assigns, heirs, successors and legal representatives harmless from and against, any and all costs, losses, liabilities, damages, lawsuits, judgements, claims, actions, penalties, fines and expenses (including, without limitation, interest, penalties, reasonable attorney's fees and all monies paid in the investigation, defense or settlement of any or all of the foregoing)("Claim") that arise out of, or are incurred in connection with: (i) Retailer's performance or failure of performance under this Agreement and any direct or indirect results thereof; (ii) Retailer's lawful or unlawful acts or omissions (or those of any of Retailer's employees or agents, whether or not such acts are within the scope of employment of such employees or agents) relating to the sale, marketing, advertisement, promotion or distribution of Programming and DISH DBS Receivers and equipment; (iii) the breach of any of Retailer's representations or warranties herein; (iv) all purchases, contracts, debts and/or obligations made by Retailer; (v) Retailer directly or indirectly selling or otherwise transferring possession of a DISH DBS System to any person or entity who Retailer knew or reasonably should have known: (a) intended to resell; (b) intended to use it, or to allow others to use it, in any location other that Residential Location; (c) intended to use it, or to allow other to use it, in Canada or at any other location outside of the Territory; or (d) intended to authorize Programming for the it using a single DISH Network programming account that had or would have Programming authorized for multiple DISH DBS Systems that are not located in the same residence and connected to the same phone line; (vi) the failure of Retailer to comply with, or any actual or alleged violation of, any applicable laws, statute, ordinance, governmental administrative order, rule or regulation; (vii) the failure of Retailer to comply with any provision of this Agreement; (viii) the failure of Retailer to collect adequate taxes and remit same to EchoStar as required herein; (ix) any claim brought by Retailer's employees or agents for compensation and/or damages arising out of the expiration or termination of this Agreement; (x) any claim of pirating infringement or imitation of the logos, trademarks or service marks of programming providers (except with respect to any marketing materials supplied to Retailer by EchoStar; or (xi) Retailer directly or indirectly using a single DISH Network account for the purpose of authorizing Programming for multiple DISH DBS Systems that are not all located in the same residence and connected to the same phone line. The provisions of this Section 12 shall survive expiration or termination of this Agreement indefinitely.

13. CONFIDENTIALITY.

13.1 General. At all times during the term of this Agreement and for a period of three (3) years thereafter, Retailer and its employees will maintain, in confidence, the terms and provisions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner from EchoStar's personnel or files, or as a direct or indirect result of such party's actions or performance under this Agreement, and Retailer represents that it has not and will not reveal the same to any persons not employed by such party, except: (i) at the written direction of EchoStar; (ii) to the extent necessary to comply with law, the valid order of a court of competent jurisdiction or the valid order or requirement of a governmental agency or any successor agency thereto, in which event such party shall notify EchoStar of the information in advance, prior to making any disclosure, and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, provided such parent company, auditors and attorneys agree to be bound by the provisions of this paragraph; or (iv) to the extent necessary to permit the performance of obligations under this Agreement.

13.2 Subscriber Information. All subscribers who subscribe to Programming services shall be deemed customers of EchoStar for all purposes relating to programming services (including video, audio and data) and the hardware necessary to receive such services. Retailer acknowledges and agrees that the names, addresses and related information of such subscribers ("Subscriber Information") are as between Retailer and EchoStar, with respect to the delivery of programming services and the hardware necessary to receive such services, proprietary to EchoStar, and shall be treated with the highest degree of confidentiality by Retailer. Retailer shall not directly or indirectly use any Subscriber Information for the purposes of soliciting , or to permit any others to solicit, subscribers to subscribe to any other programming services or promote the sale of any hardware product used in connection with such services, and Retailer shall under no circumstance directly or indirectly reveal any Subscriber Information to any third party for any reason without the express prior written consent of EchoStar, which EchoStar may withhold in its sole and absolute discretion; provided however, that nothing shall prohibit Retailer from otherwise utilizing its own customer lists for its general business operations unrelated to the delivery of programming services or the sale of any product used in conjunction with such services. The provisions of this Section 13.2 shall survive expiration or termination of this Agreement indefinitely (even if termination is due to a default or breach by EchoStar).

13.3 Remedies. Retailer agrees that a breach of these obligations of confidentiality will result in the substantial likelihood of irreparable harm and injury to EchoStar, for which monetary damages alone would be an inadequate remedy, and which damages are difficult to accurately measure. Accordingly, Retailer agrees that EchoStar shall have the right, in addition to any other remedies available, to obtain immediate injunctive relief as well as other equitable relief allowed by the federal and state courts. The foregoing remedy of injunctive relief is agreed to without prejudice to EchoStar's right to exercise any other rights and remedies it may have, including without limitation, the right to terminate this Agreement and seek damages or other legal or equitable relief. The provisions of this Section 13.3 shall survive expiration or termination of this Agreement indefinitely (even if termination is due to a default or breach by EchoStar).

13.4 Economic Benefits Derived Held in Trust. In the event that Retailer derives an economic benefit, in any form, from a violation of its obligations under Section 13.2, it is hereby agreed that such economic benefit is the property of EchoStar and that Retailer shall deliver the cash value of the economic benefit to EchoStar immediately upon receipt of the economic benefit. It is further agreed that Retailer shall hold such economic benefit in trust in trust for the benefit of EchoStar until such time as its cash value is delivered to EchoStar. The foregoing is agreed to without prejudice to EchoStar to exercise any other rights and remedies it may have, including without limitation, the right to terminate this Agreement and seek damages or other legal or equitable relief. The provisions of this Section 13.4 shall survive expiration or termination of this Agreement indefinitely (even if termination is due to a default or breach by EchoStar)

14. MISCELLANEOUS.

14.1 Waiver. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature. All rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

14.2 Attorney Fees. In the event of any suit or action to enforce or interpret this Agreement or any provision thereof, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney fees, both at trial and on appeal, in addition to all other sums allowed by law.

14.3 Successor Interests; No Assignment to Retailer. This Agreement is binding upon the heirs, legal representatives, successors and assigns of EchoStar and Retailer. EchoStar may assign this Agreement to an Affiliate in whole or in part at any time without the consent of Retailer. Any merger, reorganization or consolidation of Retailer shall be deemed an assignment. If any person not a substantial stockholder of Retailer (less than a 25% interest) as of the date of this Agreement becomes a substantial stockholder of Retailer (equal to, or grater than a 25% interest), that shall be considered an assignment requiring EchoStar's consent hereunder.

14.4 Choice of Law and Exclusive Jurisdiction.

14.4.1 The relationship between the parties including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Colorado without giving any effect to its conflict of law provisions. Retailer and EchoStar acknowledge and agree that they and their counsel have reviewed, or have been given a reasonable opportunity to review this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Amendments of Exhibits hereto.

14.4.2 Any and all disputes arising out of, or in connection with, the interpretation, performance or the nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties (including but not limited to the termination of this Agreement or the relationship and Retailer's rights thereunder or disputes under rights granted pursuant to statutes or common law, including those in the state in which Retailer is located) shall be litigated solely and exclusively before the United States District for the District of Colorado. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C.S. 1404 or 1406 (or any successor statute). In the event the United States District Court for the District or Colorado does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in Arapahoc County, State of Colorado.

14.5 Severability. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that any term or provision herein, or the application thereof to any person, entity, or circumstance, shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and shall be interpreted as if the invalid term or provision were not a part hereof.

14.6 Entire Agreement. This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties. Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement.

14.7 Compliance with Law. The parties shall comply with, and agree that this Agreement is subject to, all applicable federal, state, and local laws, rules and regulations, and all amendments thereto, now enacted or hereafter promulgated in force during the term of this Agreement.

14.8 Force Majeure. Notwithstanding anything to the contrary in this Agreement, neither party shall be liable to the other for failure to fulfill its obligations hereunder if such failure is caused by or arises out of an act of force majeure including acts of God, war, riot, natural disaster, technical failure (including the failure of all or part of the communications satellite, or transponders on which the programming is delivered to Qualifying Subscribers, or of the related uplinking or other equipment), or any other reason beyond the reasonable control of such party whose performance is prevented during the period of such occurrence.

14.9 Remedies Cumulative. It is agreed that the rights and remedies herein provided in case of default or breach by Retailer of this Agreement are cumulative and shall not affect in any manner any other remedies that EchoStar may have by reason of such default or breach by Retailer. The exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, at law, or in equity.

14.10 Audit Rights. In the event of any actual or suspected breach or default by Retailer (as determined in EchoStar’s sole judgement), EchoStar shall have the right to review and audit, upon reasonable prior notice, Retailer's books and records for the purpose of determining Retailer's compliance with its duties and obligations under this Agreement (an "Audit"). Any audit conducted by EchoStar shall be conducted by EchoStar or its representative(s) at Retailer's offices during normal business hours. The provisions of this Section 14.10 shall survive expiration or termination of this Agreement indefinitely.

14.10 General Provision. The terms and conditions attached as exhibits hereto are fully incorporated into and made a part of this Agreement.

By signing below, Retailer hereby indicates its acceptance of the terms of, and agreement to, this Agreement.

Approved by: EchoStar Satellite Corporation                                                     Retailer

By: ________________________________                                                   By: _________________________________

Title: _______________________________                                                   Title: ________________________________

Date: ______________________________                                                    Date: ________________________________